                                                                     EXHIBIT 4.1

                                    INDENTURE

                                     between

                THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND,

                                   as Issuer,

                                       and

                              The Bank of New York,

 as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation
                                     Agent

                         Dated as of December 8, 2006

                         Reconciliation and tie between
           Trust Indenture Act of 1939, as amended, and this Indenture

Trust Indenture Act Section                                  Indenture Section
---------------------------                                  -----------------
Section 310(a)                                                       7.11
           (b)                                                       7.12
Section 311(a)                                                       7.08
           (b)                                                       7.08
           (c)                                                  Not applicable
Section 312(a)                                                       3.10
           (b)                                                       3.10
           (c)                                                       3.10
Section 313(a)                                                       3.10
           (b)                                                       3.10
           (c)                                                    3.08, 3.10
           (d)                                                       3.10
Section 314(a)                                                       3.08
           (b)                                                  Not applicable
           (c)                                                    1.02, 3.08
           (d)                                                  Not applicable
           (e)                                                       1.03
           (f)                                                 No action required
Section 315(a)                                                    7.06, 7.10
           (b)                                                       7.05
           (c)                                                       7.01
           (d)                                                       7.01
           (e)                                                       5.14
Section 316(a)                                                       5.12
           (b)                                                       5.08
           (c)                                                       1.04
Section 317(a)                                                    5.03, 5.04
           (b)                                                 3.02, 7.09, 12.05

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

                                Table of Contents

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                                   ARTICLE 1

            Definitions and Other Provisions of General Application

Section 1.01  Definitions.......................................................................   1
Section 1.02  Compliance Certificates and Opinions..............................................  11
Section 1.03  Form of Documents Delivered to Indenture Trustee..................................  11
Section 1.04  Acts of Holders...................................................................  13
Section 1.05  Notices...........................................................................  15
Section 1.06  Notice to Holders; Waiver.........................................................  16
Section 1.07  Severability......................................................................  16
Section 1.08  Successors and Assigns............................................................  17
Section 1.09  Benefits of Indenture.............................................................  17
Section 1.10  Language of Notices...............................................................  17
Section 1.11  Consent to Service................................................................  17
Section 1.12  Governing Law.....................................................................  17
Section 1.13  Waiver of Jury Trial..............................................................  18
Section 1.14  Counterparts......................................................................  18
Section 1.15  Third Party Beneficiaries.........................................................  18
Section 1.16  Conflict with Trust Indenture Act.................................................  19
Section 1.17  Headings and Table of Contents....................................................  19

                                   ARTICLE 2

                                   The Notes

Section 2.01  Forms Generally...................................................................  19
Section 2.02  Denominations; No Limitation on Aggregate Principal Amount of Notes;
              Reopening of Series...............................................................  22
Section 2.03  Listing...........................................................................  25
Section 2.04  Redemption for Tax Reasons; Optional Redemption; Optional Repayment; No
              Sinking Fund......................................................................  25
Section 2.05  Execution and Delivery of Notes...................................................  29
Section 2.06  Authentication and Delivery of Notes..............................................  30
Section 2.07  Registration......................................................................  33
Section 2.08  Transfer..........................................................................  33
Section 2.09  Mutilated, Destroyed, Lost and Stolen Notes.......................................  34
Section 2.10  Payment of Interest; Rights to Interest Preserved.................................  35
Section 2.11  Cancellation......................................................................  36
Section 2.12  Persons Deemed Owners.............................................................  36
Section 2.13  Temporary Notes...................................................................  36

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                                   ARTICLE 3

                   Covenants, Representations and Warranties

Section 3.01   Payment of Principal and any Premium and Interest.................................  37
Section 3.02   Agreements of the Paying Agent....................................................  37
Section 3.03   Maintenance of Office or Agency...................................................  40
Section 3.04   Duties of the Agents..............................................................  41
Section 3.05   Duties of the Transfer Agent......................................................  42
Section 3.06   Duties of the Registrar...........................................................  43
Section 3.07   Unclaimed Money...................................................................  44
Section 3.08   Annual Statement as to Compliance.................................................  44
Section 3.09   Existence.........................................................................  46
Section 3.10   Reports; Financial Information; Notices of Defaults...............................  46
Section 3.11   Payment of Taxes and Other Claims.................................................  47
Section 3.12   Withholding Tax and Payment of Additional Amounts.................................  48
Section 3.13   Ancillary Documents...............................................................  49
Section 3.14   Payment of Stamp Taxes............................................................  49

                                   ARTICLE 4

                    Satisfaction and Discharge; Subrogation

Section 4.01   Satisfaction and Discharge of Indenture...........................................  50
Section 4.02   Application of Trust Money........................................................  51
Section 4.03   Repayment of Funds Held by Paying Agent...........................................  52

                                   ARTICLE 5

                             Defaults and Remedies

Section 5.01   Events of Default.................................................................  52
Section 5.02   Acceleration of Maturity Date; Rescission and Annulment...........................  53
Section 5.03   Collection of Indebtedness and Suits for Enforcement..............................  54
Section 5.04   Indenture Trustee May File Proofs of Claim........................................  55
Section 5.05   Indenture Trustee May Enforce Claims Without Possession of Notes..................  56
Section 5.06   Application of Money Collected....................................................  56
Section 5.07   Certain Rights of Holders.........................................................  57
Section 5.08   Unconditional Rights of Holders to Receive Payments...............................  58
Section 5.09   Restoration of Rights and Remedies................................................  58
Section 5.10   Rights and Remedies Cumulative....................................................  58
Section 5.11   Delay or Omission Not Waiver......................................................  58
Section 5.12   Control by Holders................................................................  58

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Section 5.13  Waiver of Past Defaults...........................................................  59
Section 5.14  Undertaking for Costs.............................................................  59
Section 5.15  Waiver of Stay or Extension Laws..................................................  60
Section 5.16  Waiver of Immunity................................................................  60

                                   ARTICLE 6

                 Consolidation, Merger, Conveyance or Transfer

Section 6.01  Consolidation, Merger, Conveyance or Transfer Only on Certain Terms...............  60
Section 6.02  Successor Person Substituted......................................................  60

                                   ARTICLE 7

                        The Indenture Trustee and Agents

Section 7.01  Duties of Indenture Trustee and Agents............................................  61
Section 7.02  No Liability to Invest............................................................  62
Section 7.03  Performance Upon Default..........................................................  62
Section 7.04  No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar.....  62
Section 7.05  Notice of Default.................................................................  63
Section 7.06  Rights of Indenture Trustee.......................................................  63
Section 7.07  Not Responsible for Recitals or Issuance of Notes.................................  65
Section 7.08  Indenture Trustee May Hold Notes..................................................  65
Section 7.09  Money Held in Trust...............................................................  65
Section 7.10  Compensation and Reimbursement....................................................  66
Section 7.11  Indenture Trustee Required Eligibility............................................  67
Section 7.12  Resignation and Removal; Appointment of Successor.................................  67
Section 7.13  Acceptance of Appointment by Successor............................................  69
Section 7.14  Merger, Conversion, Consolidation or Succession to the Business of the
              Indenture Trustee.................................................................  70
Section 7.15  Appointment and Duties of the Calculation Agent...................................  70
Section 7.16  Changes in Agents.................................................................  71

                                   ARTICLE 8

                            Supplemental Indentures

Section 8.01  Supplemental Indentures without Consent of Holders................................  74
Section 8.02  Supplemental Indenture with Consent of Holders....................................  75
Section 8.03  Execution of Supplemental Indentures..............................................  76
Section 8.04  Effect of Supplemental Indenture..................................................  76
Section 8.05  Reference in Notes to Supplemental Indentures.....................................  76

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Section 8.06   Conformity with Trust Indenture Act...............................................  77

                                   ARTICLE 9

                            Non-Recourse Provisions

Section 9.01   Nonrecourse Enforcement...........................................................  77

                                   ARTICLE 10

                          Meetings of Holders of Notes

Section 10.01  Purposes for Which Meetings May Be Called.........................................  77
Section 10.02  Call, Notice and Place of Meetings................................................  77
Section 10.03  Persons Entitled to Vote at Meetings..............................................  78
Section 10.04  Quorum; Action....................................................................  78
Section 10.05  Determination of Voting Rights; Conduct and Adjournment of Meetings...............  80
Section 10.06  Counting Votes and Recording Action of Meetings...................................  80

                                   ARTICLE 11

                          Notes in Foreign Currencies

Section 11.01  Notes in Foreign Currencies.......................................................  81

                                   ARTICLE 12

                       Defeasance and Covenant Defeasance

Section 12.01  Company's Option to Effect Defeasance or Covenant Defeasance......................  81
Section 12.02  Defeasance and Discharge..........................................................  81
Section 12.03  Covenant Defeasance...............................................................  82
Section 12.04  Conditions to Defeasance or Covenant Defeasance...................................  83
Section 12.05  Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous
               Provisions........................................................................  85
Section 12.06  Reinstatement.....................................................................  85
Section 12.07  Qualifying Trustee................................................................  86

Exhibit A Form of Global Note                                                                      A-1
Exhibit B Form of Definitive Note                                                                  B-1

      THIS INDENTURE, dated as of December 8, 2006, is entered into between The Governor and Company of the Bank of Ireland (the "Company"), as issuer, and The Bank of New York, as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent (each as defined herein).

                              W I T N E S S E T H :

      WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes;

      WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Notes, when executed and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Company as hereinafter provided; and

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                   ARTICLE 1

             Definitions and Other Provisions of General Application

      Section 1.01 Definitions. For all purposes of this Indenture, of all indentures supplemental hereto and of all Notes issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Indenture have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS;

            (c) the word "including" shall be construed to be followed by the words "without limitation";

            (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

            (e) the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision; and

            (f) references herein to Articles, Sections, Exhibits and Schedules shall, unless otherwise specified, refer respectively to Articles, Sections, Exhibits and Schedules of this Indenture, unless otherwise expressly provided.

      "Act", with respect to any Holder, has the meaning set forth in Section 1.04.

      "Additional Amounts" has the meaning specified in Section 3.12.

      "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agent" means any of the Registrar, Transfer Agent, Paying Agent or Calculation Agent.

      "Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a Business Day in the place of publication.

      "Authorized Officer" means, the Company's Governor, Chief Executive Officer, Chief Financial Officer, Chief Executive of Capital Markets, Chief Executive of Global Markets or any authorized officer, employee or agent of the Company specified in a notice to the Indenture Trustee, with a copy to the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent, as being an authorized officer of the Company.

      "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in Ireland or in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency; provided, however, that, if the Specified Currency is the Euro or EURIBOR is an applicable

Interest Rate Basis (as defined in the Notes), the day must also be a TARGET Settlement Day; provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day.

      "Calculation Agent" means, in relation to each series of Notes, the institution appointed as calculation agent for the purposes of such Notes and, if other than the Paying Agent, the institution named as such in the applicable Note.

      "Certificate of Authentication" has the meaning specified in Section 2.06(d).

      "Clearing System" means DTC, Euroclear, Clearstream, Luxembourg or any other clearing system specified in any Note.

      "Clearstream, Luxembourg" means Clearstream Banking S.A., and its successors.

      "Commission" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "Companies Act 1963 of Ireland" means the Companies Act 1963 of Ireland, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Minister for Enterprise, Trade and Employment promulgated thereunder from time to time.

      "Company Order" means any request, order or confirmation of the Company signed by an Authorized Officer.

      "Corporate Trust Office" means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office at the date of this Indenture is located as indicated in Section 1.05.

      "Court of Directors" means the court of the Company or any duly authorized committee of that court.

      "Court Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Court of Directors or by a duly authorized committee of the Court of Directors, and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

      "Covenant Defeasance" has the meaning specified in Section 12.03.

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Defaulted Interest" has the meaning set forth in Section 2.10(c).

      "Defeasance" has the meaning specified in Section 12.02.

      "Definitive Note" means a Note in certificated and registered form that is not registered in the name of a Depositary or its nominee.

      "Depositary" means the Person designated as Depositary by the Company pursuant to this Indenture, which Person, if required by any applicable law, regulation or exchange requirement, must be a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Note, any successor to such Person. Initially, the "Depositary" shall be DTC.

      "Discount Note" means any Note that has an issue price that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

      "Distribution Agreement" means the Distribution Agreement by and among the Company and the agents named therein, entered into in connection with the issuance and sale of the Notes of a series under the Program, as the same may be amended, modified or supplemented from time to time.

      "Dollars", "$", "U.S. $" and "U.S. Dollars" mean such coin or currency of the United States as at the time shall be legal tender for the payment of public or private debts.

      "DTC" means The Depository Trust Company, and its successors and assigns.

      "Euro" and "(euro)" mean the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended.

      "EURIBOR" has the meaning set forth in the Notes.

      "EURIBOR Notes" means Notes that bear interest based on EURIBOR.

      "Euroclear" means Euroclear Bank S.A./N.V., and its successors, as operator of the Euroclear system.

      "Event of Default" has the meaning set forth in Section 5.01.

      "Foreign Currency" means a currency other than U.S. Dollars.

      "Foreign Currency Notes" means Notes denominated in a Specified Currency other than U.S. Dollars.

      "Global Note" means a Note issued in book-entry and registered form.

      "Government Obligations" means, (i) with respect to the Notes of any series denominated in U.S. Dollars, securities which are (A) direct obligations of the United States of America or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt; and (ii) with respect to Foreign Currency Notes, non-callable (A) direct obligations of the government that issued such foreign currency for the payment of which obligations its full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

      "Holder" means the Person in whose name a Note is registered in the Register.

      "IFRS" means the International Financial Reporting Standards, consistently applied and as are generally accepted at the date of computation.

      "Indenture" means this instrument as originally executed or as it may be amended or supplemented from time to time, and shall include the terms of the Notes established as contemplated by Section 2.02 hereunder.

      "Indenture Trustee" means The Bank of New York and, subject to the provisions of Article 7 hereof, shall also include its successors and assigns as Indenture Trustee hereunder and, if at any time there is more than one such Person, "Indenture Trustee" as used with respect to the Notes of any series shall mean the Indenture Trustee with respect to the Notes of that series.

      "Interest Payment Date" means, with respect to any Note, the Stated Maturity Date of an installment of interest on such Note.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

      "Issuance Date" means, with respect to any Note, the date of original issuance of such Note.

      "Issuance Order" means a Company Order specifying the terms and conditions applicable to a particular series of Notes, executed by the Company and acknowledged by the Indenture Trustee on or prior to the Issuance Date of such series of Notes.

      "LIBOR" has the meaning set forth in the Notes.

      "LIBOR Currency" means the currency specified in the applicable Note as to which LIBOR shall be calculated or, if no currency is specified in the applicable Note, U.S. Dollars.

      "LIBOR Notes" means Notes that bear interest based on LIBOR.

      "London Banking Day" means a day on which commercial banks in London are open for business (including dealings in the applicable LIBOR Currency).

      "Maturity Date" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration of acceleration or otherwise.

      "Minister for Enterprise, Trade and Employment" means the Minister for Enterprise, Trade and Employment of Ireland.

      "Nonrecourse Parties" has the meaning set forth in Section 9.01.

      "Note" means any note designated in this Indenture and authenticated and delivered hereunder, which is in registered form and may be represented by a Global Note, which shall be substantially in the form attached as Exhibit A, or a Definitive Note, which shall be substantially in the form attached as Exhibit B with such appropriate modifications, revisions and additions as agreed to between the Company and the Indenture Trustee.

      "Notice of Default" has the meaning set forth in Section 5.01(c).

      "Office or Agency" means with respect to the Notes, an office or agency of the Company, the Indenture Trustee, the Paying Agent or the Registrar, as the case may be, maintained or designated as the Place of Payment for such Notes pursuant to Section 3.03 or any other office or agency of the Company, Indenture Trustee, Paying Agent or

Registrar, as the case may be, maintained or designated for such Notes pursuant to Section 3.03.

      "Officer's Certificate" means a certificate signed by an Authorized Officer. The officer signing an Officer's Certificate given pursuant to Section
3.08 shall be the principal executive, financial or accounting officer of the Company.

      "Opinion of Counsel" means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel, who may be internal or external legal counsel to the Company or other counsel and who shall be reasonably satisfactory to the Indenture Trustee.

      "Outstanding" means, with respect to Notes of a series, as of any date of determination, all Notes of such series theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

            (ii) Notes or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Holder in due course;

            (iv) Notes alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Indenture Trustee for which either replacement Notes have been issued or payment has been made as provided for in Section
      2.09 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Holder in due course; and

            (v) Notes represented by Global Notes to the extent that they shall have been duly exchanged for Definitive Notes pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Holder in due course;

provided further, however, that in determining whether the Holders of the requisite percentage of the principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date, (A) the principal amount of a Discount Note which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 5.02, and (B) Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee is entitled so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

      "Paying Agent" means, unless otherwise specified in this Indenture, the Indenture Trustee, in its capacity as paying agent under this Indenture or its successors or assigns.

      "Periodic Offering" has the meaning specified in Section 2.06(a).

      "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

      "Place of Payment" means the place where the principal of, premium, if any, and interest on the Notes of any series are payable which, unless otherwise specified herein, shall be the address specified in Section 1.05 for the Indenture Trustee.

      "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

      "Pricing Supplement" means the pricing supplement which is prepared by, or on behalf of, the Company in connection with the issuance by the Company of any Notes and agreed to by the Company and the relevant agents appointed under the Distribution Agreement, as such Pricing Supplement may be amended, modified, restated, supplemented and/or replaced from time to time. In the case of any Notes which may be listed on a Stock Exchange, the Pricing Supplement may be in the form of a final terms or such other form as may be contemplated by the Prospectus Directive and/or the rules or requirements of the relevant Stock Exchange.

      "Principal Financial Center" means, as applicable, the capital city of the country issuing the Specified Currency or, with respect to LIBOR Notes, the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

      "Program" means the Company's program pursuant to which secured and unsecured senior notes, as specified in the applicable Note, will be issued as medium-term notes.

      "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each member state of the European Economic Area which has implemented the Prospectus Directive.

      "Redemption Price" means, unless otherwise set forth in the applicable Note, an amount equal to (i) the initial redemption percentage specified in the applicable Note (as adjusted by the annual redemption percentage reduction, as described in the Note, if applicable) multiplied by (ii) the unpaid principal amount thereof to be redeemed (or, in the case of Discount Notes other than indexed Notes, the issue price thereof (increased by any accruals of discount)).

      "Register" has the meaning set forth in Section 2.07.

      "Registrar" means, unless otherwise specified in this Indenture, the Indenture Trustee, in its capacity as registrar under this Indenture, or its successors or assigns.

      "Registration Statement" means (a) a registration statement on Form F-3 or other appropriate form, including any prospectus or prospectus supplements and the exhibits included therein, any post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration under the Securities Act of the Notes, (b) any preliminary prospectus or prospectus supplements thereto relating to the Notes required to be filed pursuant to the Securities Act and any documents or filings incorporated therein by reference and (c) a registration statement and such other documents, forms or filings as may be required by the Securities Act or the Trust Indenture Act, or other securities laws, in each case relating to the Notes of the Company.

      "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose in such Note or this Indenture.

      "Repayment Price" has the meaning specified in Section 2.04(c).

      "Responsible Officer" means, with respect to the Indenture Trustee, an officer of the Indenture Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Securities Act" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

      "Special Record Date" means a date fixed by the Indenture Trustee pursuant to Section 2.10 for the payment of any Defaulted Interest on any Note.

      "Specified Currency" means the currency, composite currency, basket of currencies or currency unit or units in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty on establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender).

      "Stated Maturity Date" means, with respect to any Note or any installment of interest thereon, the date specified in such Note, as the fixed date on which the principal of such Note or such installment of interest is due and payable; provided that the Stated Maturity Date with respect to the final principal payment on any Note shall not occur during the nine (9) months directly following the original issuance date for the Notes of such series.

      "Stock Exchange" means the Irish Stock Exchange or such other securities or stock exchange on which the Notes may be listed.

      "TARGET Settlement Day" means a day on which the TARGET System is open.

      "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

      "Taxes" has the meaning specified in Section 3.12.

      "Taxing Jurisdiction" has the meaning specified in Section 3.12.

      "Transfer Agent" means, unless otherwise specified in this Indenture, the Indenture Trustee, in its capacity as transfer agent under this Indenture or its successors or assigns.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

      "Trustee" has the meaning specified in Section 12.05.

      "United States" means the United States of America (including the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

      Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee in compliance with Section 3.14(c) of the Trust Indenture Act an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Section 1.03 Form of Documents Delivered to Indenture Trustee.

      (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      (b) Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or

Authorized Officers stating that the information with respect to such factual matters is in the possession of such Authorized Officer or Authorized Officers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion stating that counsel may rely on such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel. Any certificate or opinion of an Authorized Officer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion is based are erroneous.

      (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      (d) Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that an Authorized Officer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to limit the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01.

      (e) Every certificate (other than the Officer's Certificate required by Section 3.08(a)) or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall substantially include:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      Section 1.04 Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder in person or by one or more agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any meeting. Proof of execution of any such instrument or of writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee, and the Company, if made in the manner provided in this Section 1.04. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section
10.06. Without limiting the generality of this Section 1.04, unless otherwise provided herein, a Clearing System that is or whose nominee is a Holder of a Global Note may allow its account holders who have beneficial interests in such Global Note credited to accounts with such Clearing System to direct such Clearing System in taking such action through such Clearing System's standing instructions and customary practices. The Clearing System shall report only one result of its solicitation of proxies to the Indenture Trustee.

      (b) Subject to Section 7.01, the fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner that the Indenture Trustee deems sufficient.

      (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      (e) Except as provided in subsection (f) below, if the Company shall solicit from the Holders of Notes any Act referred to in Section 1.04(a), the Company may, at its option, fix in advance a record date for the determination of Holders entitled to vote or consent in connection with any such Act, but the Company shall have no obligation to do so. If such record date is fixed, such Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such Act by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture on or prior to the 90th day after the record date. Nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company shall cause notice of such record date and the proposed action by Holders to be given to the Indenture Trustee in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

      (f) The Indenture Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration, or any rescission or annulment of any such declaration, referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12. If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this

Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Indenture Trustee shall cause notice of such record date and the proposed action by Holders to be given to the Company in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

      Section 1.05 Notices. Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class mail or overnight courier, in each case postage prepaid, at the address specified in this Section 1.05 or at any other address previously furnished in writing.

      Such notices shall be addressed

      if to the Indenture Trustee, to:

      The Bank of New York
      One Canada Square
      London E14 5AL
      United Kingdom
      Facsimile:  011 44 207 984 6399
      Attention:  Paul Bashford

      if to the Registrar, Transfer Agent, Paying Agent and Calculation
      Agent, to:

      The Bank of New York
      101 Barclay Street, 21 West
      New York, NY 10286
      Facsimile: 212 815 5802
      Attention: Corporate Trust Administration

      with a copy to:

      The Bank of New York
      One Canada Square
      London E14 5AL
      United Kingdom
      Facsimile:  011 44 207 984 6399
      Attention:  Paul Bashford
      if to the Company, to:

      The Governor and Company of the Bank of Ireland
      Head Office
      Lower Baggot Street
      Dublin 2
      Ireland
      Fax number: 00 353 1 661 5641
      For the attention of: Group Secretary

      or at such other address previously furnished in writing by one party to the other parties.

      Section 1.06 Notice to Holders; Waiver.

      (a) Except as otherwise expressly provided in or pursuant to this Indenture, notices to Holders required under the Notes shall be sufficiently given upon the mailing by overnight courier or first-class mail (or equivalent), or (if posted to an overseas address) by airmail, postage prepaid, of such notices to each Holder of the Notes at their registered addresses as recorded in the Register.

      (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case, neither the failure to give such notice, nor any defect in any notice to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

      (c) In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

      Section 1.07 Severability. In case any provision in or obligation under this Indenture or any Notes issued hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

      Section 1.08 Successors and Assigns. All covenants, stipulations, promises and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

      Section 1.09 Benefits of Indenture. Nothing in this Indenture or in any Note, expressed or implied, shall give to any Person other than the parties hereto and their successors and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 1.10 Language of Notices. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

      Section 1.11 Consent to Service. The Company has designated and appointed The Governor and Company of the Bank Of Ireland, Connecticut Branch, Wholesale Financial Services US, 300 First Stamford Place, Stamford, Connecticut 06902, as its authorized agent for service of process in any proceeding arising out of or relating to this Indenture or the Notes of any series brought in any federal or state court sitting in the Borough of Manhattan in The City of New York. By the execution and delivery of this Indenture, the Company irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding; provided, that a Note may specify additional jurisdictions as to which the Company may consent to the nonexclusive jurisdiction of its courts with respect to such Note. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or a successor agent in full force and effect so long as any of the Notes shall be Outstanding.

      Section 1.12 Governing Law.

      (a) This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction, except that the authorization and execution of this Indenture and the Notes shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Indenture Trustee, as the case may be.

      (b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY, THE INDENTURE TRUSTEE, THE REGISTRAR, THE TRANSFER AGENT OR THE PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF

OR RELATING TO THIS INDENTURE OR ANY NOTE MAY BE BROUGHT IN A UNITED STATES FEDERAL COURT LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE EACH OF THE COMPANY, THE INDENTURE TRUSTEE, THE REGISTRAR, THE TRANSFER AGENT, THE PAYING AGENT AND ANY OTHER AGENT (IN SUCH CAPACITIES) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND IRREVOCABLY WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS INDENTURE OR ANY NOTE.

      Section 1.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS INDENTURE. In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.

      Section 1.14 Counterparts. This Indenture and any amendments, waivers, consents or supplements hereto or thereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

      Section 1.15 Third Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

      Section 1.16 Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with any duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of
Section 318(c) thereof, such imposed duties shall control.

      Section 1.17 Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 2

                                    The Notes

      Section 2.01 Forms Generally.

      (a) Except as set forth under Section 2.01(c), the Notes shall be issued as Global Notes and shall be in substantially the form set forth in Exhibit A attached hereto, or in such other form or forms as shall be established by or pursuant to a Court Resolution, Issuance Order or indenture supplement hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture or as may in the Company's judgment be necessary, appropriate or convenient to permit such Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any Stock Exchange, or as may, consistently herewith, be determined by the Company as evidenced by its execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

      (b) The terms and provisions contained in the Notes of any series shall constitute, and are hereby expressly made a part of this Indenture, and, to the extent applicable, the Indenture Trustee, by its execution and delivery of this Indenture and its authentication and delivery of such Notes, and the Company by its execution and delivery of this Indenture and such Notes, expressly agree to such terms and provisions and to be bound thereby.

      (c) Except as described in this Section 2.01(c), no Global Note evidencing any of the Notes and deposited with or on behalf of any Clearing System shall be exchangeable for Definitive Notes. Subject to the foregoing sentence, if (i) such Clearing System notifies the Company that it is unwilling or unable to continue as Depositary or the Company becomes aware that the Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Company fails to appoint a successor depositary within ninety (90) days after receipt of such notice or after it becomes aware of such cessation or (ii) the Company shall have decided in its sole discretion and subject to the procedures of the Depositary that the Notes should no longer be evidenced solely by one or more Global Notes, then, pursuant to written instructions by the Company to the Indenture Trustee (in the case of clause (i)) or pursuant to written instructions by the Company to the Indenture Trustee and Clearing System (in the case of clause (ii)):

                  (A) with respect to each Global Note evidencing such Notes, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Notes of the same series in authorized denominations in exchange for the Global Note, in an aggregate principal amount equal to the Outstanding principal amount of the related Global Note. Upon the exchange of a Global Note for the Definitive Notes of the same series, such Global Note shall be cancelled by the Registrar. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01(c) shall be registered in the Register in such names and in such denominations as the Clearing System for such Global Note, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee, serving as custodian, on behalf of the nominee of the Depositary, of the Global Note. The Indenture Trustee shall immediately provide the information to the Registrar. Immediately after the authentication of the Definitive Notes by the Indenture Trustee, the Indenture Trustee shall deliver such Definitive Notes to the Holders of such Notes;

                  (B) if Definitive Notes are issued in exchange for any portion of a Global Note after the close of business at the Office or Agency for such Note where such exchange occurs on (1) any Regular Record Date for such Notes and before the opening - of business at such Office or Agency on the next Interest Payment Date or (2) any Special Record Date for such Notes - and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note shall be payable in accordance with the provisions of this Indenture; and

                  (C) if for any reason Definitive Notes are not issued,
            authenticated and delivered to the Holders in accordance with paragraph (A) of this Section 2.01(c), then:

                        (1) the Clearing System or its successors may provide to
                  each of its accountholders a statement of such accountholder's interest in the Notes evidenced by each Global Note held by such Clearing System or its successors, together with a copy of such Global Note; and

                        (2) subject to the limitations on individual Holder
                  action contained in the Notes or this Indenture, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Company, for the payment of any amount due or to become due in respect of such accountholder's interest in the Notes evidenced by such Global Note, and shall be empowered to bring any claim, to the extent of such accountholder's interest in the Notes evidenced by such Global Note and to the exclusion of such Clearing System or its successors, that as a matter of law could be brought by the Holder of such Global Note and the Person in whose name the Notes are registered and (y) may, without the consent and to the exclusion of such Clearing System or its successors, file any claim, take any action or institute any proceeding, directly against the Company, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Notes evidenced by such Global Note were evidenced by a Definitive Note in such accountholder's actual possession and as if an amount of Notes equal to such accountholder's stated interest were registered in such accountholder's name and without the need to produce such Global Note in its original form.

            Notwithstanding anything in this paragraph (C) to the contrary, the Indenture Trustee shall not be required to recognize any accountholder or any of its successors and assigns referred to in said paragraph as a Holder for any purpose of this Indenture or the relevant Notes and shall be entitled to treat the Person in whose name the relevant Global Note is registered as a Holder for all purposes of this Indenture and the Notes until Definitive Notes are issued to and registered in the names of such accountholders or their successors and assigns.

      The applicable Note may also list additional situations in which Global Notes will be exchangeable for Definitive Notes.

      The account records of any Clearing System or its successor shall, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in Notes evidenced by a Global Note held by such Clearing System or its successor and the amount of such interest. Definitive Notes shall be issued only in denominations as specified in the applicable Note.

      (d) Subject to the other provisions of this Indenture, if any Global Note is exchanged for Definitive Notes, then:

            (i) the Company, the Indenture Trustee and any Paying Agent will have the right to treat each Holder of Definitive Notes as the Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Notes, and otherwise to exercise all the rights and powers with respect to any Note (subject to the record date provisions hereof and of the Notes); and

            (ii) the obligation of the Company to make payments of principal, premium, if any, interest and other amounts with respect to the relevant Notes shall be discharged at the time payment in the appropriate amount is made in accordance with this Indenture to each Holder.

      Section 2.02 Denominations; No Limitation on Aggregate Principal Amount of Notes; Reopening of Series.

      (a) Unless otherwise specified in the applicable Note, Notes shall be issued in denominations of $750,000 and any larger amount that is a multiple of $750,000. The Specified Currency for the Notes will be U.S. Dollars, unless the applicable Note states otherwise. Some Notes may have different Specified Currencies for principal and interest. The Company will make payments on the Notes in the Specified Currency, except as described in the applicable Note.

      (b) Upon the execution of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount authorized by or pursuant to a Court Resolution may be executed and delivered by the Company. Notes will be delivered to the Indenture Trustee for authentication, after execution by the Company, and the Indenture Trustee shall thereupon authenticate and deliver said Notes to, or upon the written order of, the Company, as provided in an Issuance Order, without any further action by the Company, but subject to the provisions of
Section 2.06.

      The Notes may be issued in one or more series. The aggregate principal amount of Notes of all series which may be authenticated and delivered and Outstanding under this Indenture is not limited; provided that the aggregate principal amount of Notes Outstanding shall not exceed the amount authorized from time to time by Court Resolution. Notwithstanding Section 2.02(b)(2) herein, and unless otherwise expressly provided with respect to a series of

Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

      There shall be established in or pursuant to a Court Resolution, or set forth in one or more Issuance Orders, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of a series:

                  (1) the designation of the series of the Notes (which shall distinguish the Notes of such series from all other Notes);

                  (2) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.01(c), 2.04(b), 2.08, 2.09 or 8.05);

                  (3) the date or dates on which the principal of the Notes of the series is payable (which date shall not be less than nine (9) months from the Issuance Date of the applicable Notes, unless otherwise specified therein);

                  (4) the rate at which Notes of the series shall bear interest, if any, the Interest Payment Dates on which such interest shall be payable (if other than those specified in the form of Note attached hereto), the date from which interest shall accrue on such Notes (if other than the Issuance Date) and the Regular Record Date for the determination of Holders of such Notes to whom interest is payable on any Interest Payment Date (if other than the Regular Record Date specified in the form of Note attached hereto);

                  (5) if applicable, the place or places (in addition to such place or places specified in this Indenture) where the principal of and interest, if any, on Notes of the series, shall be payable;

                  (6) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any mandatory redemption sinking fund or analogous provisions, and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                  (7) if the amount of payments of principal of and any premium or interest on the Notes of the series may be determined with reference to an index, a formula or any other method, the manner in which such amounts shall be determined;

                  (8) the denominations in which Notes of the series shall be issuable, if other than $750,000 and integral multiples of $750,000;

                  (9) if the Notes are denominated in a Specified Currency other than U.S. Dollars, and any terms with respect thereto;

                  (10) if the principal of (and premium, if any) or interest, if any, on the Notes of such series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Notes are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

                  (11) if other than 100% of the principal amount, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof or which the Indenture Trustee shall be entitled to claim pursuant to
            Section 5.04;

                  (12) if the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes, the Depositary for such Note or Notes, if other than DTC;

                  (13) if beneficial owners of interests in any Global Notes may exchange such interests for Definitive Notes of such series of any authorized form and denomination, the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 2.01(c);

                  (14) limitations, if any, on the provisions for the Defeasance or Covenant Defeasance of the Notes of the series and any additional terms, provisions, conditions or covenants under this Indenture that may be subject to Covenant Defeasance in the case of Notes of such series;

                  (15) if the Notes of such series are to be issuable in
            definitive form upon original issue only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

                  (16) any trustees, depositories, authenticating or paying
            agents, registrars or any other agents with respect to the Notes of such series, if different from those specified in this Indenture;

                  (17) any additions, modifications or deletions in the Events of Default or covenants of the Company set forth herein with respect to the Notes of such series;

                  (18) if other than the period specified in Section 2.04, the period prior to a redemption date within which the Indenture Trustee must give notice to the Holders of Notes of such series selected for redemption regarding such selection and redemption date;

                  (19) if the Notes of such series will be listed on any Stock
            Exchange, the Stock Exchange on which such Notes will be listed; and

                  (20) any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture.

      The Company may, from time to time, without the consent of existing Holders, reopen a series of Notes and issue one or more additional tranches of Notes with (except in the case of a Periodic Offering) the same terms, including maturity and interest payment terms, as Notes of such series issued on an earlier date, except for the issue date, the principal amount, the first payment date of interest and as otherwise set forth in any such supplemental indentures or Issuance Orders. After such additional Notes are issued, they will be fungible with the previously issued Notes to the extent specified in the applicable Note.

      Section 2.03 Listing. Unless specified in the applicable Note, the Notes of a series will not be listed on a Stock Exchange.

      Section 2.04 Redemption for Tax Reasons; Optional Redemption; Optional Repayment; No Sinking Fund.

      (a) Redemption for Tax Reasons. Unless the applicable Note provides otherwise, the Company will have the option to redeem the Notes of any series upon not less than thirty (30) nor more than sixty (60) days' notice on any dates as are specified in the applicable Note if:

            (i) the Company is required to issue Definitive Notes and, as a result, the Company is or would be required to pay Additional Amounts with respect to such Notes; or

            (ii) the Company determines that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issue date of the applicable Note, the Company will or would be required to pay Holders

      Additional Amounts, or the Company would not be entitled to claim a deduction in respect of any payments in computing the Company's taxation liabilities.

      In each case (i) and (ii) directly above, before the Company gives a notice of redemption pursuant to this Section 2.04 (a), the Company shall be required to deliver to the Indenture Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Indenture Trustee confirming that the Company is entitled to exercise its right of redemption. The redemption must be made in respect of all, but not some, of the Notes of the relevant series. The Redemption Price will be equal to 100% of the principal amount of Notes being redeemed together with any accrued but unpaid interest, if any, in respect of such Notes to the date fixed for redemption or, in the case of Discount Notes, such portion of the principal amount of such Discount Notes as may be specified by their terms.

      (b) Optional Redemption. If an optional redemption right is specified in the applicable Note, then on such date or dates specified in the applicable Note, the Company may redeem such Note, in full or in part as applicable, prior to the Stated Maturity Date of such Note. Such redemptions shall be made in whole or, at the Company's option, from time to time in part in principal amounts equal to the authorized denominations specified in such Note (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination applicable thereto), at the applicable Redemption Price, together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in the applicable Note, the Company must give written notice to the Holders of the Notes to be redeemed pursuant to this
Section 2.04(b) not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of redemption. The initial redemption percentage, if any, applicable to a Note shall decline at each anniversary of the initial redemption date applicable thereto by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed. Redemption of Discount Notes shall be in the manner set forth in the applicable Note.

      (c) Optional Repayment. If a repayment right is specified in the applicable Note, such Note will be subject to repayment at the option of the Holder and the Company will repay the Note, or applicable portion thereof, on the repayment date(s), if any, indicated in the applicable Note. Such repayments shall be made in whole or in part on such repayment date(s) in increments of the authorized denominations specified in the applicable Note (provided that any remaining principal amount thereof shall be at least equal to the minimum authorized denomination applicable thereto), at the applicable repayment price (the "Repayment Price") (expressed as a percentage of the principal amount of the Notes for which repayment is requested) specified in the applicable Note (which unless otherwise specified in the applicable Note shall be 100%), together with unpaid interest, if any, accrued thereon to the date of repayment. For a Note to be repaid, the Indenture Trustee must receive, at its office, or at such other place or places of which the Company shall from time to time notify the Holders, not more than seventy-five (75) nor less than thirty (30) calendar days prior to the applicable date of repayment, (i) the applicable Note with the form entitled "Option to Elect Repayment," attached to the Note, duly completed by the Holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of the applicable Note, the principal amount thereof, the certificate number of the applicable Note or a description of the applicable Note's tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the applicable Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if the applicable Note and form duly completed are received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) by such fifth Business Day. Exercise of such repayment option by the Holder of a Note shall be irrevocable. Repayment of Discount Notes shall be in the manner set forth in the applicable Note.

      (d) Prior to any redemption or repayment pursuant to Section 2.04(a), (b) or (c), the Company shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price or Repayment Price, as applicable, of, and (except if the redemption or repayment date shall be an Interest Payment Date, unless otherwise provided in the applicable Note) accrued and unpaid interest on, all Notes which are to be redeemed or repaid on that date.

      (e) No Notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable Note.

      (f) Redemption Procedures. In the case of redemption, upon notice of redemption having been given pursuant to Section 2.04(a) or (b), as applicable, the Notes to be so redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest. Upon surrender of Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with any accrued but unpaid interest to, but not including, the redemption date provided that installments of interest whose Stated Maturity Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.10, unless, in connection with a redemption date falling on an Interest Payment Date, the Notes of the particular series provide that interest payable on an Interest Payment Date that is a redemption date shall be paid to the Person to whom principal is payable.

      In case of any redemption by the Company, the Company shall, at least forty-five (45) days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee by an Officer's Certificate of such redemption date, and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (ii) which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Indenture Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

      All notices to Holders of redemption shall state:

            (i) the redemption date;

            (ii) the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

            (iii) that on the redemption date the Redemption Price will become due and payable on the Notes to be redeemed and that interest thereon will cease to accrue on and after said date; and

            (iv) the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price.

      Notice of redemption of Notes to be redeemed by the Company shall be given by the Company or, at the Company's request, by the Indenture Trustee in the name and at the expense of the Company.

      If less than all Notes of a series are to be redeemed (unless such redemption affects only a single Note), the particular Notes of such series to be redeemed shall be selected not more than seventy-five (75) days prior to the redemption date by the Indenture Trustee from the Outstanding Notes of such series not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note of such series; provided that the unredeemed portion of the principal amount of any Note of such series shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for Notes of such series.

      The Indenture Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in the case of any Notes of a series selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

      The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum denomination) for such Note.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

      (g) Repayment Mechanics. In the case of repayment pursuant to Section 2.04(c), the Notes to be so repaid shall, on the repayment date, become due and payable at the Repayment Price, and from and after such date (unless the Company shall default in the payment of the Repayment Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest. Upon surrender of Notes for repayment, such Notes shall be paid by the Company at the Repayment Price, together with any accrued but unpaid interest to, but not including the repayment date provided that, installments of interest whose Stated Maturity Date is on or prior to the repayment date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.10, unless, in connection with a repayment date falling on an Interest Payment Date, the Notes of the particular series provide that interest payable on an Interest Payment Date that is a repayment date shall be paid to the Person to whom principal is payable.

      (h) Any Note which is to be redeemed or repaid only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed or non-repaid portion of the principal of the Note so surrendered.

      Section 2.05 Execution and Delivery of Notes.

      The Notes shall be signed on behalf of the Company by an Authorized Officer. The signature of any of these officers may be manual or facsimile.

      In case any Authorized Officer who shall have signed any of the Notes shall cease to be such Authorized Officer before the Note so signed shall be authenticated and delivered by the Indenture Trustee or the Company or disposed of by the Company, such

Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such Authorized Officer. In addition, any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be Authorized Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Authorized Officer.

         The Indenture Trustee may conclusively rely on the documents delivered pursuant to Sections 2.01, 2.02 and 2.06 hereof (unless revoked by superseding comparable documents) as to the authorization of the Court of Directors of any Notes delivered hereunder, the legality, binding effect and enforceability thereof and the form and terms thereof, and as to the authority of the instructing officers referred to in this Section so to act.

      Section 2.06 Authentication and Delivery of Notes.

      (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Global Notes or Definitive Notes, without interest coupons, of any series executed by the Company to the Indenture Trustee for authentication by the Indenture Trustee together with an Issuance Order for the authentication and delivery of such Notes, and the Indenture Trustee shall authenticate and deliver such Notes in accordance with such Issuance Order. A Company Order may specify that written instructions to the Indenture Trustee as to the authentication and delivery of Notes may be given on behalf of the Company by any Person designated in such Company Order, and the Indenture Trustee may conclusively rely on any such instructions as if given by the Company until such authorization is expressly revoked by a subsequent Company Order. The Company Order may specify such other procedures as shall be acceptable to the Indenture Trustee for the authentication and delivery from time to time of Notes of a series that are not to be originally issued at one time (a "Periodic Offering"). If the form or forms or terms of the Notes of the series have been established by or pursuant to one or more Court Resolutions, supplemental indentures or Issuance Orders as permitted by Sections 2.01 and 2.02, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Indenture Trustee shall be entitled to receive upon its request, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

                  (1) that such form or forms have been established in
            conformity with the provisions of this Indenture;

                  (2) that such terms have been, or in the case of Notes of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Notes of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

                  (3) that such Notes, when authenticated and delivered by the
            Indenture Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Notwithstanding any contrary provisions of Section 2.01 or 2.02 or this
Section 2.06, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Opinion of Counsel otherwise required upon the authentication of each Note of such series if such Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued.

      With respect to Notes of a series offered in a Periodic Offering, the Indenture Trustee may rely, as to the authorization by the Company of any of such Notes, the form or forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02 of this Section, as applicable, in connection with the first authentication of such series.

      Notwithstanding any contrary provision of this Section 2.06 and in lieu of receiving or being required to request from the Company the receipt of the Opinion of Counsel contemplated by this Section 2.06 in connection with each series of the Notes, the Trustee shall be entitled to conclusively rely and shall be fully protected in relying upon the Opinion or Opinions of Counsel for the Company delivered to the Trustee upon commencement of and upon any increase in the size of the Company's Program and upon commencement of and upon any increase in the size of a new program for the issuance of Notes, as to the due authorization by the Company of and the legality, validity, binding effect and enforceability of the Notes of all series.

      The Indenture Trustee shall have the right to decline to authenticate and deliver such Notes under this Section 2.06 if the Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to the Company to the effect that the issue of such Note pursuant to this Indenture will adversely affect the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise or expose the Indenture Trustee to an unreasonable risk of personal liability.

      (b) Having received from the Company the documents referred to in Sections 2.02(b) and 2.06(a) (to the extent applicable), including the Issuance Order for the authentication and delivery of such Notes, on or before 10:00 A.M., The City of New York time, on the Issuance Date in relation to such Notes (unless otherwise agreed by the parties), the Indenture Trustee shall authenticate and deliver the relevant Global Note to the relevant custodian for DTC and/or any other relevant Clearing System or otherwise in accordance with such Clearing System's procedures. The Registrar shall give instructions to DTC and/or any other relevant Clearing System to credit Notes represented by a Global Note registered in the name of a nominee for such Clearing System, to the Registrar's distribution account and to hold each such Note to the order of the Company pending delivery to the purchasing agent(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Company and the purchasing agent(s) and notified to the Registrar) in accordance with the normal procedures of DTC or such other Clearing System, as the case may be, and, following payment (unless otherwise agreed by the parties), to debit the Notes represented by such Global Note to such securities account(s) as shall have been notified in writing to the Registrar by the Company. The Indenture Trustee shall on the Issuance Date in respect of such Notes, and upon receipt of funds from the purchasing agent(s), transfer, or cause to be transferred, the proceeds of issue (net of any applicable commissions, fees or like amounts specified in writing by the Company) to or as directed by the Company. It is understood that the preceding two sentences are applicable only to Periodic Offerings.

      If no such securities account(s) shall have been specified, or such Notes are not intended to be cleared through any Clearing System, the Registrar shall authenticate and make available at its specified office on the Issuance Date in respect of the Notes the relevant Global Note or the relevant Definitive Notes, as the case may be, duly executed and made available to the Registrar by the Company.

      (c) Each Note shall be dated the date of its authentication.

      (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for in Section 2.06(e) (the "Certificate of Authentication"), executed by the Indenture Trustee by manual signature of one of its authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      (e) The Certificate of Authentication shall be in substantially the following form:

      This is one of the Notes of The Governor and Company of the Bank of Ireland referred to in the within-mentioned Indenture.

Dated:

                                             The Bank of New York,
                                             as Indenture Trustee

                                             By:_______________________________
                                                authorized signatory

      In case any authorized signatory of the Indenture Trustee who shall have signed any of the Notes shall cease to be such authorized signatory before the Note so signed shall be delivered by the Indenture Trustee or the Company or disposed of by the Company, such Note nevertheless may be delivered or disposed of as though the person who signed such Note had not ceased to be such authorized signatory of the Indenture Trustee. In addition, any Note may be signed on behalf of the Indenture Trustee by such persons as, at the actual date of the execution of such Note, shall be authorized signatories of the Indenture Trustee, although at the date of the execution of this Indenture any such person was not such an authorized signatory.

      In authenticating Notes hereunder, the Indenture Trustee shall be entitled to conclusively assume that any Note authenticated by it has been duly executed on behalf of, and is a legal, valid, binding and enforceable obligation of, the Company and is entitled to the benefits of this Indenture.

      Section 2.07 Registration. All Notes shall be issued in fully registered form only, without coupons, and may be represented either as Global Notes or Definitive Notes. Unless otherwise specified in the applicable Note, Global Notes will be registered in the name of a nominee for, and deposited with, a custodian for DTC. The Registrar shall maintain a register (herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Notes and registration of transfer of the Notes. The Register shall be in written form in English or in any other form capable of being converted into such form within a reasonable time. The Indenture Trustee is hereby initially appointed as the Registrar. In the event that the Indenture Trustee shall not be the Registrar, it shall have the right to examine the Register at all reasonable times. The Company, the Indenture Trustee, Registrar, Paying Agent or any other Agent may become the owner or pledgee of Notes and may deal with the Notes with the same rights of any other Holder of such Notes.

      Section 2.08 Transfer.

      (a) Subject to Sections 2.01(c) and (d), (A) upon surrender for registration of transfer of any Note in accordance with its terms, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions and (B) at the option of the Holder, Notes may be exchanged, in accordance with their terms, for other Notes of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Office or Agency of the Indenture Trustee. Whenever any Notes are surrendered for exchange as contemplated by this Section 2.08(a), the Company shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. Beneficial interests in Global Notes may be transferred or exchanged only through the Depositary. No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary. With respect to any Global Note, the Depositary or its nominee is the Holder of such Global Note for the purposes of this Indenture. Except as set forth in Section 2.01(c), the beneficial owners of any Global Note will not be entitled to receive Definitive Notes and shall not be considered "Holders" under this Indenture.

      (b) All Notes issued upon a registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

      (c) No service charge shall be made for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

      Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes.

      (a) If (i) any mutilated Note is surrendered to the Indenture Trustee directly or through any Paying Agent or (ii) in the case of an alleged destroyed, lost or stolen Note, the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note and there is delivered to the Indenture Trustee, the Registrar and the Company such security or indemnity as may be required by the Indenture Trustee, the Registrar or the Company to save the Indenture Trustee, the Registrar and the Company harmless, then in either case, the Company shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Note, a new Note of the same series, maturity, tenor and principal amount as such mutilated, destroyed, lost or stolen Note, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Company may pay such Note without surrender of such Note, except that any mutilated Note shall be surrendered.

      (b) Upon the issuance of any new Note, under this Section 2.09, the Indenture Trustee or the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, the Registrar or any Paying Agent) connected therewith.

      (c) Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 2.10 Payment of Interest; Rights to Interest Preserved.

      (a) Each Note shall bear interest at a rate and on terms stated in such Note.

      (b) Any interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

      (c) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of their having been such Holder and such Defaulted Interest shall be paid by the Company to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment. Thereupon the Indenture Trustee shall fix a date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Indenture Trustee of the notice of the proposed payment (the "Special Record Date"). The Indenture Trustee shall promptly notify the Company of such Special Record Date and, in the name of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 1.06. The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any Stock Exchange, if any, on which such Notes may be listed, and upon such notice as may be required by such Stock Exchange, if, after notice given by the Company to the Indenture

Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      Section 2.11 Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11 except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures, unless the Company shall otherwise direct by a Company Order.

      Section 2.12 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent and any other agent of the Company or of the Indenture Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, any premium or (subject to Section 2.10) interest on such Note, and for all other purposes whatsoever, whether or not such Note shall be overdue, and, except as otherwise required by applicable law, none of the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent or any other agent of the Company or of the Indenture Trustee shall be affected by notice to the contrary.

      Section 2.13 Temporary Notes. Pending the preparation of Definitive Notes, the Company may execute and deliver to the Indenture Trustee, and upon Company Order the Indenture Trustee shall authenticate and deliver, in the manner provided in Sections 2.05 and 2.06, temporary Notes in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued, in registered form with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

      If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes of the same series and tenor upon surrender of the temporary Notes at an Office or Agency, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the

Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations and the same series and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE 3

                    Covenants, Representations and Warranties

      Section 3.01 Payment of Principal and any Premium and Interest.

      (a) The Company covenants and agrees, for the benefit of the Holders of Notes, that it will pay or cause to be paid to the Paying Agent on or before the date on which any payment becomes due, an amount equal to the amount of principal, premium, if any, and interest payable in respect of the Notes then becoming due in respect of such Notes.

      (b) An installment of principal, premium, if any, or interest payable in respect of the Notes shall be considered paid on the date it is due if the Company has deposited, or caused to be deposited, with the Paying Agent by such date money designated for, and capable of being applied towards, and sufficient to pay the installment.

      Section 3.02 Agreements of the Paying Agent. The Paying Agent, and, if acting as Paying Agent, the Company, agree that:

            (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of principal and premium, if any, or interest payable in respect of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal, premium, if any, and interest so becoming due and payable in respect of the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Indenture Trustee of its action or failure so to act.

            (b) The Paying Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

                  (i) the Paying Agent shall not, against the Company or any
            Holder of a Note, exercise any lien, right of set-off or similar claim in respect thereof (except as otherwise provided or permitted under this Indenture);

                  (ii) the Paying Agent shall not be liable to any person for interest thereon;

                  (iii) the Paying Agent need not segregate any money held by it except as required by law or as otherwise provided under this Indenture; and

                  (iv) the Paying Agent shall comply with the provisions of
            Sections 317(b) of the Trust Indenture Act and agrees that it will, during the continuance of any default by the Company in the making of any payment in respect of Notes of a series (or a default by any other obligor upon such Notes), upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent for payment in respect of such Notes.

            (c) The Paying Agent shall pay or cause to be paid by transfer of immediately available funds in the Specified Currency to Holders all money received by the Paying Agent for such purpose from the Company pursuant to
      Section 3.01. In the event a Note is issued between a Regular Record Date or Special Record Date and the related Interest Payment Date, interest for the period beginning on the original issue date for such Note or the previous Interest Payment Date, as the case may be, and ending on the subject Interest Payment Date will be paid on the immediately following Interest Payment Date to the Person who was the registered Holder of such Note as of the immediately preceding Regular Record Date. With respect to Global Notes, the Paying Agent shall pay principal, premium, if any, interest and any other amounts due on such Global Notes in accordance with the arrangements established by and between the Paying Agent and the Depositary. Notwithstanding anything herein to the contrary, payments of principal in respect of Definitive Notes shall be made as provided in or pursuant to this Indenture against presentation and surrender of the relevant Definitive Notes at the designated office of the Paying Agent, as provided herein or in the applicable Definitive Note. Notwithstanding anything herein to the contrary, interest on Definitive Notes shall be paid to the person shown in the applicable Register at the close of business on the Regular Record Date or Special Record Date, as applicable, as provided in or pursuant to this Indenture on or before the due date for payment thereof. Notwithstanding anything herein to the contrary, payments of interest on each Definitive Note shall be made in the currency in which such payments are due by check mailed to the Holder (or to the first named of joint Holders) of such Definitive Note registered as such as of the applicable Record Date at its address appearing in the applicable Register. Upon application by a Holder of at least $10,000,000 in aggregate principal amount of Notes of a series (or its equivalent in the Specified Currency other than U.S. Dollars) to the specified office of the Paying Agent at least five

      (5) Business Days before the requested payment is due, such payment of interest may be made by transfer to an account in the Specified Currency maintained by the payee with a bank in the applicable Principal Financial Center or, in the case of Definitive Notes denominated in Euro, in a city in which banks have access to the TARGET System. All money paid to the Paying Agent by the Company in respect of any Note shall be held by the Paying Agent from the moment when such money is received until the time of actual payment thereof, for the persons entitled thereto, and shall be applied in accordance with Section 3.02, subsections (c) through (i); provided that the obligation of the Paying Agent to hold such money shall be subject to the provisions of Section 3.07.

            (d) The Paying Agent acting through its specified office shall make payments of principal, premium, if any, and interest in respect of any Notes in accordance with the terms thereof and of this Indenture, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Section 3.01(a). Payment of any redemption or repayment amount (together with accrued interest, if any) due in respect of Notes will be made against presentation and surrender of the relevant Notes at the specified office of the Paying Agent, subject to Section 2.04. Payment of amounts (whether principal, interest or otherwise) due in respect of the Notes will be paid by the Paying Agent to the Holder thereof (or, in the case of joint Holders, the first named) which shall be the person appearing as Holder in the Register as at the close of business (local time in the place of the specified office of the Registrar) on the Regular Record Date.

            (e) The Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under subsection (d) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

            (f) If a Paying Agent makes any payment in accordance with subsection (d), it shall be entitled to appropriate for its own account out of the funds received by it under Section 3.01(a) an amount equal to the amount so paid by it.

            (g) If a Paying Agent makes a payment in respect of the Notes at a time at which it has not received the full amount of the relevant payment due to it under Section 3.01(a) and is not able to reimburse itself out of funds received by it under Section 3.01(a) therefor by appropriation under subsection (f) the Company shall from time to time on demand pay to the Paying Agent for its own account:

                  (i) the amount so paid out by such Paying Agent and not so reimbursed to it; and

                  (ii) interest on such amount from the date on which such
            Paying Agent made such payment until the date of reimbursement of such amount;

      provided that any payment made under subsection (i) directly above shall satisfy pro tanto the Company's obligations under Section 3.01(a).

            (h) Interest shall accrue for the purpose of paragraph (ii) of subsection (g) (as well after as before judgment) on the basis of a year of 360 calendar days and the actual number of days elapsed and at the rate per annum which is the aggregate of one percent per annum and the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

            (i) If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note surrendered for payment to it, such Paying Agent shall endorse thereon and in the Register a statement indicating the amount and date of such payment.

      Section 3.03 Maintenance of Office or Agency.

      (a) The Company will maintain in the Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of any Notes and this Indenture may be served; provided, however, that if Notes of any series are listed on any Stock Exchange and the rules of such Stock Exchange shall so require, the Company shall maintain an Office or Agency in any other required city so long as such Notes are listed on such Stock Exchange. The Company will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee and the Company hereby appoints the Indenture Trustee as its agent to receive such respective presentations, surrenders, notices and demands. The Company shall promptly notify the Indenture Trustee of the name and address of each Paying Agent appointed by it and will notify the Indenture Trustee of the resignation or termination of any Paying Agent.

      (b) The Company may also from time to time designate one or more other Offices or Agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the Offices or Agencies for Notes in the Place of Payment for the foregoing purposes. The Company shall give prompt written notice to the Indenture

Trustee of any such designation or rescission and of any change in the location of any such Office or Agency.

      (c) Unless otherwise provided in or pursuant to this Indenture, the Company hereby appoints the Indenture Trustee as Paying Agent, Registrar, Transfer Agent and Calculation Agent.

      Section 3.04 Duties of the Agents.

      (a) The Company shall provide to the Paying Agent (unless the Company is acting as its own Paying Agent) sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the applicable Note.

      (b) To the extent permitted by applicable law, the Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available in the Registration Statement or the applicable Note, or as may be required by any Stock Exchange on which such Notes may be listed.

      (c) Notwithstanding anything to the contrary, the Company shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

      (d) The Paying Agent shall collect all forms from Holders or, in the case of Notes held in a Clearing System, from the relevant Clearing System, that are required to exempt payments under the Notes from United States federal income tax withholding. The Paying Agent shall (i) withhold from each payment hereunder or under any Note any and all United States federal or state withholding taxes applicable thereto as required by law and (ii) file any information reports as it may be required to file under applicable law.

      (e) Each Agent shall be obligated to perform such duties and only such duties as are set out in this Indenture and no implied duties or obligations shall be read into this Indenture against such Agent.

      (f) Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company (however, the foregoing portion of this clause (f) shall not apply to the Company acting as its own Paying Agent or Calculation Agent), or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document (duly signed or which it believes in good faith to have been duly signed, where applicable) which it believes in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

      (g) Each Agent and any of its officers, directors, employees or controlling persons may become the owner of, or acquire any interest in any Note, with the same rights that it, he or she would have if it, he or she were not appointed under this Indenture, and may engage or be interested in, any financial or other transaction with the Company, or may act as depositary, trustee or agent for any committee or body of Holders, as freely as if it, he or she were not appointed under this Indenture.

      (h) Each Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Indenture in good faith and in accordance with the opinion of the advisers (however, the foregoing portion of this clause (h) shall not apply to the Company acting as its own Paying Agent or Calculation Agent).

      (i) Under no circumstances will the Paying Agent or any other Agent be liable to the Company, the Holders or any other party to this Indenture, for special, indirect or consequential loss, or damages of any kind whatsoever (including, but not limited to, punitive damages, lost profits or indirect loss), even if the Paying Agent or other Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 3.05 Duties of the Transfer Agent. If and to the extent specified in the terms and conditions of Notes of a series or if otherwise requested by the Company or Indenture Trustee, the Transfer Agent shall in compliance with such Notes and this Indenture:

      (a) Receive requests from Holders of such Notes for the transfer of Definitive Notes, inform the Registrar in writing of the receipt of such requests, forward the deposited Definitive Notes to or to the order of the Registrar and assist in the issuance of a new Definitive Notes, and in particular, without limitation, notify the Registrar in writing of (i) the name and address of the Holder of the Definitive Notes, (ii) the serial number and principal amount of the Definitive Notes, (iii) in the case of a transfer of a portion of a Note only, the principal amount of the Definitive Note to be so transferred and (iv) the name and address of the transferee to be entered on the Register;

      (b) Make available for collection by each relevant Holder new Definitive Notes;

      (c) Accept surrender of Definitive Notes and assist in effecting final payment of the Notes on the due date for payment;

      (d) Keep the Registrar informed of all transfers; and

      (e) Carry out such other acts as may reasonably be necessary to give effect to the Notes and this Indenture.

      Section 3.06 Duties of the Registrar.

      (a) The Registrar shall maintain a Register which shall show the aggregate principal amount and date of issue of Notes of each series, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof.

      (b) The Registrar shall, by the issue of new Notes, the cancellation of old Notes and the making of entries in the Register, give effect to transfers of Notes in accordance with this Indenture.

      (c) The Company may from time to time deliver to the Registrar Notes of which it is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

      (d) As soon as reasonably practicable but in any event within ninety (90) days after each date on which Notes fall due for redemption, the Registrar shall notify the Company of the serial numbers of any Notes against surrender of which payment has been made and of the serial numbers of any Notes (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

      (e) The Registrar shall, upon and in accordance with the instructions of the Company but not otherwise, arrange for the delivery in accordance with this Indenture of any notice which is to be given to a Holder of Notes and shall supply a copy thereof to each of the Indenture Trustee and the Paying Agent.

      (f) The Company shall ensure that each Registrar has available to it supplies of such Notes as necessary in connection with the transfer of Notes and the exchange of Global Notes for Definitive Notes.

      (g) The Registrar shall make available, at the request of the Holder of any Note, forms of proxy in a form and manner which comply with the provisions of this Indenture relating to meetings and shall perform and comply with the provisions of this Indenture applicable to it.

      (h) The Company shall provide to the Registrar:

            (i) specimen Notes in definitive form; and

            (ii) sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of Notes of a series, as may be required by any Stock Exchange on which such Notes may be listed, or as may be required by applicable law.

      (i) The Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of such Registrar, as may be required by any Stock Exchange on which Notes of a series may be listed, or as may be required by applicable law.

      (j) The Registrar shall provide the Paying Agent and/or Indenture Trustee with all such information in the Registrar's possession with respect to Notes of a series as the Paying Agent or the Indenture Trustee, as the case may be, may reasonably require in order to perform the obligations set out in this Indenture.

      (k) The Registrar shall ensure that in no event shall Definitive Notes be exchanged for Global Notes.

      Section 3.07 Unclaimed Money. Any money or payment in respect of Government Obligations deposited with the Indenture Trustee, the Registrar or the Paying Agent, or then held by the Company in trust, for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal or any such premium or interest had become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company pursuant to a Company Order or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee, the Registrar and the Paying Agent with respect to such trust money and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee, the Registrar or the Paying Agent, before being required to make any such repayment, may cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

      Section 3.08 Annual Statement as to Compliance.

      (a) On or before the first (1st) day of December in each calendar year, commencing on the first such date following the Issuance Date of the first series of Notes issued under this Indenture, the Company shall deliver to the Indenture Trustee in compliance with Section 314(a)(4) of the Trust Indenture Act an Officer's Certificate stating, as to each signer thereof, that in the course of the performance by each signer of such Officer's Certificate of his or her present duties as an officer of the Company, such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute a Default or Event of Default and that to the best of such signer's knowledge, based on such review:

            (i) a review of the fulfillment by the Company and during such year of its obligations under this Indenture has been made under the supervision of such signer; and

            (ii) the Company has fulfilled in all material respects its obligations under this Indenture throughout such year, or, if there has been a Default or Event of Default in the fulfillment of any such obligation, specifying each such Default or Event of Default known to such signer and the nature and status thereof.

      (b) The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

            (i) file with the Indenture Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
      Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Company would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Company shall not be required to make such filings.

            (ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (iii) transmit to Holders within thirty (30) days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (i) and (ii) of this Section 3.08(b) as may be required by rules and regulations prescribed from time to time by the Commission.

      (c) The Company shall comply with the provisions of Section 314(c) of the Trust Indenture Act.

      Section 3.09 Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all licenses and permits material to the normal conduct of its business; provided, however, that the Company shall not be required to preserve any such right or franchise if the Court of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

      Section 3.10 Reports; Financial Information; Notices of Defaults.

      (a) The Company shall promptly inform the Indenture Trustee in writing of the occurrence of any Default or Event of Default which is continuing of which it has actual knowledge. Each notice given pursuant to this Section 3.10(a) shall be accompanied by an Officer's Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Company has taken or proposes to take with respect thereto.

      (b) The Company shall collect all forms (or, if applicable, copies of such forms), if any, from the Paying Agent or Registrar (or from such other persons as are relevant) that are required to exempt payments under the Notes from United States federal income tax withholding. In addition, the Company shall execute and file such forms and take such actions for United States federal income tax purposes as shall be reasonable and necessary to ensure that payments of interest, principal and premium, if applicable, in respect of any Notes, are not subject to United States federal withholding or backup withholding tax.

      (c) In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Indenture Trustee:

            (i) semi-annually with respect to Notes not later than the first
      (1st) day of December and the first (1st) day of June of each year or upon such other dates as are set forth in or pursuant to a Company Order or indenture supplemental hereto a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

            (ii) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

      (d) The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

      Every Holder, by receiving and holding Notes, agrees with the Company and the Indenture Trustee that neither the Company, the Indenture Trustee, the Paying Agent or the Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

      (e) (i) On or before December 1, 2007 and on or before December 1 of each year thereafter, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of the previous October 1 with respect to any of the events specified in said Section 313(a) of the Trust Indenture Act which may have occurred within the previous 12 months or the date of this Indenture, if later.

            (ii) The Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

            (iii) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

            (iv) The Company will promptly notify the Indenture Trustee when any Notes are initially listed on any Stock Exchange.

      Section 3.11 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

      Section 3.12 Withholding Tax and Payment of Additional Amounts.

      (a) All payments of principal and/or interest in respect of the Notes shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatsoever nature (the "Taxes") imposed or levied by or on behalf of Ireland, or any political subdivision or any authority thereof or therein having the power to tax (each a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. In that event, unless the applicable Note provides otherwise, the Company will pay such additional amounts (the "Additional Amounts") as will result (after such withholding or deduction) in the receipt by the Holders of such Notes of such sums which would have been received (in the absence of such withholding or deduction) from the Company in respect of such Notes, except that no such Additional Amounts shall be payable in respect of any Note:

            (i) to, or on behalf of, a Holder (or beneficial owner) of such Note who is liable for any such Taxes in respect of such Note by reason of having some connection with a Taxing Jurisdiction other than the mere holding or ownership of such Note; and/or;

            (ii) to, or on behalf of, a Holder (or beneficial owner) of such Note who, fails to comply with any request by the Company or the Paying Agent for any information or certification concerning the nationality, residence or identity of the Holder or beneficial owner or any other information or certification required to establish the eligibility of the Holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such Taxes (under then current law, regulation or practice); and/or;

            (iii) presented for payment more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such period of thirty (30) days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment Date); and/or;

            (iv) where such withholding or deduction is imposed on a payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or;

            (v) presented for payment by, or on behalf of, a Holder who would be able to avoid such withholding or deduction by presenting such Note to another Paying Agent.

      (b) Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

      (c) If the terms of the Notes of a series do not specify that Additional Amounts pursuant to this Section will not be payable by the Company, at least 10 days prior to the first Interest Payment Date with respect to that series of Notes (or if the Notes of that series will not bear interest prior to their Maturity Date, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Company will furnish the Indenture Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Indenture Trustee, with an Officer's Certificate instructing the Indenture Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Notes of that series shall be made to Holders of Notes of that series without withholding or deduction for or on account of any Taxes imposed by a Taxing Jurisdiction. If any such withholding shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Notes and the Company will pay to the Indenture Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. The Company covenants to indemnify each of the Indenture Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to its own negligence or bad faith.

      Section 3.13 Ancillary Documents. The Company hereby expressly authorizes and directs the Indenture Trustee to execute and deliver each of the documents, instruments and agreements attached as Exhibits or otherwise expressly contemplated by the terms of, this Indenture with respect to the Notes of any series from time to time.

      Section 3.14 Payment of Stamp Taxes. The Company will pay or discharge or cause to be paid or discharged all stamp and similar taxes, if any, that may be imposed by any Taxing Jurisdiction with respect to the execution or delivery of this Indenture or the Notes.

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

                                   ARTICLE 4

                     Satisfaction and Discharge; Subrogation

      Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to Notes of a series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Indenture Trustee, on written demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes, when:

      (a) either:

            (i) all such Notes theretofore authenticated and delivered (other than (x) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.07) have been delivered to the Indenture Trustee for cancellation; or

            (ii) all such Notes not theretofore delivered to the Indenture Trustee for cancellation:

            (A) have become due and payable,

            (B) will become due and payable at their Stated Maturity Date within one year, or

            (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds: (1) money; (2) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Indenture Trustee to pay and discharge, the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, or any interest on, the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date or redemption date, as the case may be; provided that the Indenture Trustee shall have the right (but not the obligation) to require the Company to deliver to the Indenture Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Indenture Trustee, as to the sufficiency of deposits made by the Company pursuant to this Section 4.01;

            (b) the Company has paid or caused to be paid in full all other sums payable hereunder by the Company with respect to such Notes; and

            (c) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture with respect to Notes of such series have been complied with.

      The Company shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee under the preceding paragraph and under Section 7.10, and, if money and/or Government Obligations shall have been deposited with the Indenture Trustee pursuant to subclause (ii) of Clause (a) of this Section 4.01, the obligations of the Indenture Trustee under Section 4.02 and Section 3.07 shall survive.

      Section 4.02 Application of Trust Money. Subject to the provisions of
Section 3.07, all money and Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 and all proceeds of such Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of the relevant Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money and Government Obligations, as applicable, have been deposited with or received by the Indenture Trustee.

      Section 4.03 Repayment of Funds Held by Paying Agent. In connection with the satisfaction and discharge of Notes of a series as set forth in Section 4.01 above, all funds or Government Obligations then held by any Paying Agent under the provisions of this Indenture that relate to such Notes shall, upon demand of the Company, be repaid to the Company or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

                                   ARTICLE 5

                              Defaults and Remedies

      Section 5.01 Events of Default. "Event of Default", wherever used herein, means any one of the following events with respect to a particular series of Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) failure to pay the principal (other than any installment payment), when due and payable, with respect to such series of Notes and continuance of such failure for a period of seven (7) days;

            (b) failure to pay any interest, premium, if applicable, installment payments, if applicable, or any other amounts, when due and payable, with respect to such series of Notes and continuance of such failure for a period of fifteen (15) days;

            (c) failure to observe or perform in any material respect any covenant contained in this Indenture (other than those listed in Sections 5.01(a), (b) and, if applicable (h) herein and other than a covenant which has expressly been included in this Indenture solely for the benefit of any series of Notes other than that series) for such series of Notes for a period of sixty (60) days after the date on which the Indenture Trustee provides the Company written notice by registered or certified mail, return receipt requested, specifying such failure, or the Holder(s) of at least 25% in aggregate principal amount of the Outstanding Notes of such applicable series of Notes provide the Company and the Indenture Trustee written notice in the same manner, specifying such failure and, in each case, requiring such failure to be remedied and stating that it is a "Notice of Default" hereunder;

            (d) an order is made or an effective resolution is passed for the winding-up or dissolution of the Company, except in connection with a transaction permitted by Article 6;

            (e) the Company (a) stops payment (within the meaning of any applicable bankruptcy law) or (b) (otherwise than in connection with a transaction permitted by Article 6) ceases or through an official action of the Court of Directors or other governing entity of the Company threatens to cease to carry on all or substantially all of its business or is unable to pay its debts as and when they fall due (within the meaning of section 345 of the Companies Act 1963 of Ireland);

            (f) the Company or any third party files an application under any applicable bankruptcy, reorganization, composition or insolvency law against the Company and, in the case of an application by a third party the application is not dismissed within 30 days or the Company makes a conveyance or assignment for the benefit of, or enters into any composition with, its creditors in general;

            (g) a receiver, examiner or other similar official is appointed in relation to the Company or in relation to the whole or a material part of the assets of the Company, or the protection of the court is granted to the Company, or an encumbrancer takes possession of the whole or a material part of the assets of the Company, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of the Company in respect of a debt of more than (euro)10,000,000 (or its equivalent in another currency) and, in any of the foregoing cases, is not discharged within 30 days; or

            (h) any other Event of Default with respect to the Notes of such series.

      Section 5.02 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default specified in any of Section 5.01(d), (e), (f) or (g) hereof occurs with respect to Notes of a series, the principal of and all accrued and unpaid interest and any other amounts payable on such Notes shall automatically be and become due and payable immediately, without any declaration or other act whatsoever on the part of the Company, the Indenture Trustee or any Holder. If any Event of Default other than those specified in Section 5.01(d), (e), (f) or
(g) hereof occurs with respect to Notes of a series, and is continuing, then in every such case the Indenture Trustee or the Holders of more than twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes of such series, by a notice in writing to the Company (and to the Indenture Trustee if given by the Holders of such Notes), may (but are not required to) declare the sum of (a) the principal amount of all such Outstanding Notes and (b) any other amounts, including accrued and unpaid interest, payable to the Holders of such Notes to the extent such amounts are permitted by applicable law to be paid, to be due and payable immediately, and upon any such declaration, such amount shall become due and payable on the date the written declaration is received by the Company; provided, however, that with respect to any Discount Note (other than indexed Notes) the amount of principal due and payable for such Note will be the amount determined as set forth in the applicable Note or, if not so set forth, by multiplying (i) the then outstanding aggregate principal amount of such

Note by (ii) the sum of (A) the original issue price of the Note (expressed as a percentage of the then outstanding aggregate principal amount of such Note), plus (B) the original issue discount (expressed as a percentage) amortized from the original issue date of such Note to the date of declaration of acceleration of maturity of such Note (calculated using the interest method specified on the face of such Note).

         At any time after such a declaration of acceleration of maturity of the Notes of a series has been made pursuant to the second sentence of this Section
5.02 and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article 5, the Holders of Notes representing at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Outstanding Notes of such series, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (i) all overdue installments of interest, if any, on the Notes of that series,

                  (ii) the principal and premium, if any, of the Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon with respect thereto at the rate borne by such Notes, and

                  (iii) all sums paid or advanced by the Indenture Trustee
            hereunder; and

            (b) all Events of Default, other than the nonpayment of the principal of or interest on the Notes of that series which have become due solely as a result of such acceleration, have been cured or waived as provided in Section 5.13.

      No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

      Section 5.03 Collection of Indebtedness and Suits for Enforcement. The Company covenants that if:

            (a) default is made in the payment of the principal (other than any installment payment) of any Note of any series when such principal becomes due and payable (after the expiration of any applicable grace period), or

            (b) default is made in the payment of any interest, premium, if applicable, installment payments, if applicable, or any other amounts on any Note of any series when such interest, premium, if applicable, installment payments, if applicable, or other amounts become due and payable (after the expiration of any applicable grace period), the Company will, upon demand of the Indenture Trustee (which the Indenture Trustee may make, but is not required to make), pay to the Indenture Trustee, for the benefit of all the Holders of such Notes, the whole amount then due and payable on all such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

      If the Company fails to pay such amounts it is required to pay the Indenture Trustee pursuant to the preceding paragraph, then forthwith upon the demand of the Indenture Trustee, in its own name and as trustee of an express trust, the Indenture Trustee may (but is not required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon any of such Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

      If an Event of Default with respect to a particular series of Notes occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      Section 5.04 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes of any series or their property or their creditors, the Indenture Trustee (irrespective of whether any Notes of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal of, and any premium and interest owing and unpaid in respect of, the Notes of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture

      Trustee, its agents and counsel) and of the Holders of Notes of such series allowed in such proceeding; and

            (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes of such series to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders of Notes of such series, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.10.

      Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 5.05 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Notes of any series may be prosecuted and enforced by the Indenture Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee in accordance with the terms hereof shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes of such series in respect of which such judgment has been recovered.

      Section 5.06 Application of Money Collected. Any money collected by the Indenture Trustee under this Article 5 with respect to a series of Notes and any moneys that may then be held or thereafter received by the Indenture Trustee with respect to such Notes shall be applied in the following order, at the dates and in the manner fixed by the Indenture Trustee and, in case of the distribution on account of principal or interest, upon presentation of such Notes, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST, to the payment of all amounts due to the Indenture Trustee under Section 7.10;

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            SECOND, to the payment of the amounts then due and unpaid for principal, premium, if any, interest and sinking fund payments, if applicable, on such series of Notes in respect of which or for the benefit of which such amounts have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, interest and sinking fund payments, if applicable, respectively; and

            THIRD, any remaining balance shall be returned to the Company.

      Section 5.07 Certain Rights of Holders. Except as otherwise provided in
Section 5.08, no Holder of any Note of any series shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes of that series;

            (b) the Holder or Holders of Notes representing not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes of that series shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Indenture Trustee for sixty (60) days after its receipt of such written notice, written request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holder or Holders of Notes representing at least a majority in aggregate principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series or to obtain or to seek to obtain priority or preference over any other Holder of Notes of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes of such series.

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      Section 5.08 Unconditional Rights of Holders to Receive Payments.
Notwithstanding any other provision in this Indenture and subject to Section 316(b) of the Trust Indenture Act, each Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, any interest on, and premium, if any, on such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 5.09 Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case, the Indenture Trustee, the Company and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and each such Holder shall continue as though no such proceeding had been instituted.

      Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided in Section 2.09 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, no right or remedy conferred in this Indenture upon or reserved to the Indenture Trustee or to each and every Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such right or remedy accruing upon any Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by such Holder, as the case may be.

      Section 5.12 Control by Holders. Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes of any series who provide the Indenture Trustee with indemnification satisfactory to the Indenture Trustee shall have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction and (c) subject to the

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

provisions of Section 7.01, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer or Officers of the Indenture Trustee, determine that the proceeding so directed would involve the Indenture Trustee in personal liability, to the extent (a) through (c) does not conflict with Section 316(a) of the Trust Indenture Act.

      Section 5.13 Waiver of Past Defaults. Notwithstanding anything herein to the contrary, Holders representing a majority of the aggregate principal amount of the Outstanding Notes of any series may, on behalf of the Holders of all the Notes of such series, waive any past Default hereunder with respect thereto and its consequences, except a Default:

            (a) in the payment of any principal of, any interest on, or premium, if any, on any Note of such series, or

            (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes of such series; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by acceptance of a Note, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.14 shall not apply (i) to any suit instituted by the Indenture Trustee or any Agent, (ii) to any suit instituted by any Holder of Notes of a series, or group of such Holders, holding in the aggregate Notes representing more than ten percent (10%) of the aggregate principal amount of the Outstanding Notes of such series or
(iii) to any suit instituted by any Holder of Notes of a series for the enforcement of the payment of any installment of interest on any such Note on or after the Stated Maturity Date thereof expressed in such Note or for the enforcement of the payment of any principal of such Note at the Stated Maturity Date therefor, to the extent that (i) through (iii) do not conflict with Section 315(e) of the Trust Indenture Act.

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      Section 5.15 Waiver of Stay or Extension Laws. The Company covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.16. Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Note or this Indenture, the Company hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.


                                   ARTICLE 6

                  Consolidation, Merger, Conveyance or Transfer

      Section 6.01 Consolidation, Merger, Conveyance or Transfer Only on Certain Terms. The Company may, without the consent of the Holders of the Notes of any series, consolidate or amalgamate with or merge into any other Person or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

      (a) if the Company is not the survivor in such merger, (i) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety (a) shall be an entity entitled to carry on the business of a bank and (b) shall expressly assume, by supplemental indenture, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes in accordance with the provisions of such supplemental indenture and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and (ii) the definition of "Taxing Jurisdiction" shall be amended, if applicable, to replace Ireland with the jurisdiction in which the successor Person is resident for tax purposes;

      (b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

      (c) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

      Section 6.02 Successor Person Substituted. Upon any consolidation, amalgamation or merger or any conveyance or transfer or lease of the properties and

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

assets of the Company substantially as an entirety in accordance with Section 6.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or the Person to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes and may be dissolved.

                                   ARTICLE 7

                        The Indenture Trustee and Agents

      Section 7.01 Duties of Indenture Trustee and Agents.

      (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

      (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee or any Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;

            (ii) the Indenture Trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture unless a Responsible Officer of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture;

            (iii) each of the Indenture Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts;

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

            (iv) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes of any series or pursuant to
      Section 5.07 for actions or omissions relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to any Notes; and

            (v) no provision of this Indenture shall require the Indenture Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Indenture Trustee shall be subject to the provisions of this
Section 7.01.

      (e) The Indenture Trustee shall, on behalf of the Company, and to the extent that the relevant information shall be reasonably available to it, submit such reports or information in relation to the issue of Notes of any series as may be required from time to time by applicable law, regulations and guidelines by governmental regulatory authorities as may be subsequently requested by the Company and agreed to in writing between the Company and the Indenture Trustee.

      Section 7.02 No Liability to Invest. None of the Agents shall be under any liability for interest on, or have any responsibility to invest, any money received by it pursuant to any of the provisions of this Indenture or the Notes of any series.

      Section 7.03 Performance Upon Default. None of the Agents shall have any duty or responsibility in the case of any default by the Company in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes, or to initiate or to attempt to initiate any proceedings at law or otherwise, or to make any demand for the payment thereof upon the Company).

      Section 7.04 No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar. In acting hereunder and in connection with the Notes of any series, the Paying Agent, the Registrar, the Transfer Agent and the Calculation Agent shall act solely as agents of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any Holder.

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

      Section 7.05 Notice of Default. Within ninety (90) days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of any Default or Event of Default with respect to a series of Notes which is continuing hereunder, the Indenture Trustee shall transmit to the Company and each Holder of the Notes of such series notice of each such Default or Event of Default hereunder known to the Indenture Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default of the kind described in Section 5.01(a), (b), (d), (e),
(f) or (g), the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of such Holders.

      Section 7.06 Rights of Indenture Trustee. Subject to the provisions of
Section 7.01(c):

            (a) The Indenture Trustee may rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care). The Indenture Trustee shall not be liable for any action it takes, or omits to take, in good faith in reliance on any Company Order, Officer's Certificate, Opinion of Counsel or advice from financial or other advisors or consultants appointed with due care.

            (c) The Indenture Trustee may act through agents or attorneys and shall not be responsible for monitoring or supervising the actions of, or for the misconduct or negligence of, any agent or attorney appointed with due care.

            (d) The Indenture Trustee shall not be liable for any action it takes, or omits to take, in good faith that it believes to be properly authorized or within its rights or powers.

            (e) (i) The Indenture Trustee may employ or retain such legal counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for misconduct or negligence on the part of any such person appointed with due care.

                (ii) The Indenture Trustee may act and rely, and shall be
            protected in acting and relying, in good faith on the opinion or advice of,

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

            or information obtained from, any legal counsel, accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Company or by the Indenture Trustee, in relation to any matter arising in the administration of the trusts hereof.

            (f) The Indenture Trustee may consult with counsel of its selection and the advice of such legal counsel or any opinion of such legal counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled at all reasonable times to examine the books, records and premises of the Company, personally or by agent or attorney, with any reasonable costs related thereto to be paid by the Company pursuant to
      Section 7.10 of this Indenture, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (i) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default with respect to a series of Notes unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee from the Company or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes of such series and such notice references the Notes of such series and this Indenture and states that a Default or Event of Default with respect to such series of Notes has occurred.

            (j) Permissive powers granted to the Indenture Trustee hereunder shall not be construed to be mandatory duties on its part.

            (k) The rights and protections afforded to the Indenture Trustee pursuant to this Article 7 (including, without limitation, Section 7.10) shall also

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
            be afforded to the Paying Agent, the Registrar, the Transfer Agent and the Calculation Agent, and any successor or agent thereof.

                  (l) The Indenture Trustee shall have no liability for the
            actions or omissions of the Paying Agent, the Registrar, the Transfer Agent or the Calculation Agent, provided that such action or omission is not caused by the Indenture Trustee's own negligence, bad faith or willful misconduct.

                  (m) The Indenture Trustee may execute any of the trusts or powers hereunder, or perform any duties hereunder, either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any agent, attorney, custodian, or nominee appointed with due care hereunder except as otherwise agreed in writing with the Company.

                  (n) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or as otherwise expressly provided herein.

                  (o) Whenever in the administration of this Indenture the
            Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate.

            Section 7.07 Not Responsible for Recitals or Issuance of Notes. The recitals contained in this Indenture and in the Notes of a series, except the Certificates of Authentication on any Notes, shall be taken as the statements of the Company and neither the Indenture Trustee nor any Agent assumes any responsibility for their correctness. Neither the Indenture Trustee nor any Agent makes any representations as to the validity, enforceability or sufficiency of this Indenture or of any Notes issued under this Indenture. Neither the Indenture Trustee nor any Agent shall be accountable for the use or application by the Company of any Notes or the proceeds thereof or any money paid to the Company or upon Company Order pursuant to the provisions hereof.

            Section 7.08 Indenture Trustee May Hold Notes. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.11 herein and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee.

            Section 7.09 Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by applicable law. The Indenture Trustee shall be under no liability for

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
interest on any money received by it hereunder and shall not invest such money, unless otherwise agreed to in writing and permitted by applicable law.

      Section 7.10 Compensation and Reimbursement. The Company agrees:

      (a) to pay to the Indenture Trustee from time to time such reasonable compensation for all services rendered by it hereunder as agreed in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all properly incurred expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (c) to indemnify the Indenture Trustee or any predecessor Indenture Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Indenture Trustee based upon, measured by or determined by the income of the Indenture Trustee.

      The Indenture Trustee shall notify the Company in writing of the commencement of any proceeding (including any governmental investigation) in respect of which indemnification may be sought promptly after the Indenture Trustee becomes aware of such commencement, provided that failure by the Indenture Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indenture Trustee to represent the Indenture Trustee in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indenture Trustee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indenture Trustee unless (i) the Company and the Indenture Trustee shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indenture Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indenture Trustee shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld. As security for the performance of the obligations of the Company under this

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Section 7.10, the Indenture Trustee shall have a senior claim, to which the
Notes are hereby made subordinate, upon all property or funds held or collected by the Indenture Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Notes.

      The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

      Section 7.11 Indenture Trustee Required Eligibility. The Company agrees, for the benefit of the Holders, that there shall at all times be an Indenture Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such law to exercise corporate trust powers, having a combined capital and surplus of at least $250,000,000 subject to supervision or examination by federal or state authority and having a credit rating of BBB- or better by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies or a credit rating of Baa3 or better by Moody's Investors Service, Inc. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as published. Notwithstanding any provision of this Indenture to the contrary, the Indenture Trustee also must meet the requirements set forth in Section 310 of the Trust Indenture Act, to the extent applicable. To the extent permitted by the Trust Indenture Act, the Indenture Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.11, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

      Section 7.12 Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section 7.12 shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.13.

      (b) The Indenture Trustee may resign at any time with respect to one or more series of Notes by giving not less than sixty (60) days' prior written notice thereof to the Company and the Holders of such series of Notes. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a

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successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

      (c) The Indenture Trustee may be removed with respect to all series of Notes Outstanding at any time by an Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes of all series voting as a class, delivered to each of the Indenture Trustee and to the Company.

      (d) If at any time (i) the Indenture Trustee shall cease to be eligible under Section 7.11 and shall fail to resign after written request by the Company or any Holder (who has been a bona fide Holder of a Note for at least six (6) months prior to the date of such written request), (ii) the Indenture Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or a substantial portion of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (iii) the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes of any series after a written request therefor by the Company or any Holder (who has been a bona fide Holder of a Note of such series for at least six (6) months prior to the date of such written request), then, (x) the Company (except during the existence of an Event of Default) by a Company Order may, or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note of such series for at least six (6) months, may, on behalf of itself, himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee, in each case with respect to such series of Notes.

      (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause with respect to any series of Notes, the Company, by a Company Order, shall promptly appoint a successor Indenture Trustee with respect to such series of Notes and shall comply with the requirements of Section 7.13. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such series of Notes shall be appointed by Act of Holders of a majority of the aggregate principal amount of the Outstanding Notes of such series of Notes, such appointment to be delivered to each of the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, upon its acceptance of such appointment in accordance with the requirements of Section 7.13, become the successor Indenture Trustee with respect to such series of Notes and it shall supersede any successor Indenture Trustee appointed by the Company. If no successor Indenture Trustee with respect to such series of Notes shall have been so appointed by the Company or Holders of Notes of such series, as the case may be, or shall not have accepted appointment in the manner herein provided, any Holder (who has been a bona

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fide Holder of a Note of such series for at least six (6) months prior to the date of petition) may (subject to Section 5.14), on behalf of itself, himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such series of Notes.

      (f) The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Notes of the affected series, if any, as their names and addresses appear in the Register. Each such notice shall include the name of the successor Indenture Trustee, if applicable, and the address of its Corporate Trust Office.

      (g) Any successor Indenture Trustee shall satisfy all applicable requirements under this Indenture.

      Section 7.13 Acceptance of Appointment by Successor.

      (a) Every successor Indenture Trustee appointed hereunder with respect to the Notes of each series issued hereunder shall execute, acknowledge and deliver to each of the Company and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, trusts, powers and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Company or the successor Indenture Trustee, the retiring Indenture Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to the successor Indenture Trustee all the rights, trusts and powers of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.

      (b) In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes of that or those series shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, trusts, powers and duties of the retiring Indenture Trustee with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, trusts, powers and duties of the retiring Indenture Trustee with respect to the Notes of that or those series as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts

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

hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, trusts, powers and duties of the retiring Indenture Trustee with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates; provided, however, that on request of the Company or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates.

      (c) Upon request of any successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, trusts and powers referred to in this Section 7.13.

      (d) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article 7.

      Section 7.14 Merger, Conversion, Consolidation or Succession to the Business of the Indenture Trustee. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or national banking association shall be otherwise qualified and eligible under this Article
7. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

      Section 7.15 Appointment and Duties of the Calculation Agent.

      (a) Unless the Paying Agent advises the Company that it is unable or unwilling to act as Calculation Agent with respect to a particular series of Notes, the

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Company appoints the Paying Agent at its specified office as Calculation Agent in relation to any series of Notes in respect of which it is named as such in the related Note for the purposes specified in this Indenture and all matters incidental thereto.

      (b) The Paying Agent accepts its appointment as Calculation Agent in relation to any series of Notes in respect of which it is named as such in the related Note and shall perform all duties expressly to be performed by it in, and otherwise comply with, the terms and conditions of such series of Notes and the provisions of this Indenture and, in connection therewith, shall take all such action as may be incidental thereto. If the Calculation Agent is incapable or unwilling to perform its duties hereunder, the Indenture Trustee (or the Company, if the Indenture Trustee is the Calculation Agent) will appoint the Paying Agent or another leading commercial bank to serve as Calculation Agent. Any resignation by or termination of a Calculation Agent shall not be effective until a successor Calculation Agent has been appointed.

      (c) The Calculation Agent shall in respect of a series of Notes:

            (i) obtain such quotations and rates and/or make such determinations, calculations and adjustments as may be required under such Notes and provide notice of any applicable interest rate calculations or determinations or periods with respect to such Notes to the Holders of such Notes upon their request and to each of the Indenture Trustee, Paying Agent and the Company, and if such Notes are listed on a Stock Exchange, and the rules of such Stock Exchange so require, such Stock Exchange as soon as possible after the Calculation Agent's determination or calculation of such interest rates or interest rate periods, but in no event later than the fourth (4th) Business Day thereafter or, earlier in the case of notification to a Stock Exchange, if the rules of such Stock Exchange so require; and

            (ii) maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Company, the Indenture Trustee and the Paying Agent.

      (d) The Calculation Agent shall have no liability to the Holders of Notes of any series in respect of any determination, calculation, quotation or rate made or provided by the Calculation Agent in good faith.

      Section 7.16 Changes in Agents.

      (a) Any Agent may resign its appointment hereunder upon the expiration of not less than thirty (30) days' notice to that effect to the Company (with a copy to the Indenture Trustee); provided, however, that any such notice which would otherwise expire within thirty (30) days before or after the Maturity Date or any interest or other

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

payment date of a series of Notes shall be deemed to expire on the thirtieth
(30th) day following the Maturity Date or, as the case may be, such interest or other payment date with respect to such series of Notes.

      (b) The Company may revoke its appointment of any Agent hereunder upon not less than thirty (30) days' notice to that effect to each of the applicable Agent and the Indenture Trustee.

      (c) The appointment of any Agent hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise; namely, such Agent becomes incapable of acting; is adjudged bankrupt or insolvent; files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent; a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

      (d) The Company may (and shall where necessary to comply with the terms and conditions of a series of Notes) appoint substitute or additional Agents in relation to any such Notes and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto, and such substitute or additional agents shall thereafter, have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

      (e) If any Agent gives notice of its resignation in accordance with this
Section 7.16, and a successor of such Agent in relation to such Notes has not been appointed by the Company by the tenth (10th) day before the expiration of such notice, such Agent may itself, following such consultation with the Company as may be practicable under the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the terms and conditions of the Notes in question) and give notice of such appointment in accordance with the terms and conditions of such Notes, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

      (f) Upon any resignation or revocation becoming effective under this
Section 7.16, the relevant Agent shall:

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            (i) be released and discharged from its obligations under this
      Indenture;

            (ii) in the case of the Paying Agent, deliver to the Company and to the successor Paying Agent a copy, certified as true and up-to-date by an officer of the retiring Paying Agent, of the records maintained by it in accordance with Section 3.04;

            (iii) in the case of the Registrar, deliver to the Company and to the successor Registrar a copy, certified as true and up-to-date by an officer of the retiring Registrar, of each of the Registers and other records maintained by it in accordance with Section 2.07;

            (iv) in the case of the Calculation Agent, deliver to the Company and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of the retiring Calculation Agent, of the records maintained by it in accordance with Section 7.15; and

            (v) upon payment to it by the Company of all amounts owed to it, forthwith transfer all money and papers (including any unissued Global Notes and/or Definitive Notes) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

      (g) Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency business of such Agent, shall, to the extent permitted by applicable law, be the successor to such Agent hereunder and in relation to the affected Notes without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture. Notice of any such merger, conversion, consolidation or succession shall forthwith be given by such successor to the Company and the other parties hereto.

      (h) If any Agent decides to change the location of its specified office (which change in location may only be effected within the same city) it shall give notice to the Company (with a copy to the Indenture Trustee) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice. The relevant Agent shall at its own expense not less than fourteen
(14) days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the

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foregoing provisions of this Section 7.16 on or prior to the date of such change) publish or cause to be published notice thereof.

Upon the execution hereof and thereafter forthwith upon any change of the same, the Company shall deliver to the Indenture Trustee (with a copy to the Paying Agent) a list of the Authorized Officers of the Company together with certified specimen signatures of the same.

                                   ARTICLE 8

                             Supplemental Indentures

      Section 8.01 Supplemental Indentures without Consent of Holders. The Company and the Indenture Trustee at any time and from time to time and without giving notice to or obtaining the consent of any Holder, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for the purpose of:

            (a) conveying, transferring, assigning, mortgaging or pledging to the Indenture Trustee any property or assets as security for the Notes of any series;

            (b) curing any ambiguity or correcting or supplementing any provision contained herein, in any Notes of any series, or in any supplemental indenture, which may be defective or inconsistent with any other provision contained in this Indenture, the relevant Notes, the relevant supplemental indenture or any other documents in connection with the Program, or making such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of any Holder of Notes;

            (c) adding to the covenants of the Company or to those of the Indenture Trustee for the benefit of the Holders of any series of Notes or to surrender any right or power conferred in this Indenture on the Company;

            (d) adding any additional Events of Default;

            (e) evidencing and providing for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 7.13;

            (f) to provide for the issuance of and establish the form and terms and conditions of Notes of any series as provided in Sections 2.02 and 2.06; or

            (g) to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Notes of any series.

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      Section 8.02 Supplemental Indenture with Consent of Holders.

      (a) With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company and the Indenture Trustee may enter one or more indentures supplemental hereto in form satisfactory to the Indenture Trustee for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, this Indenture, or of modifying in any manner the rights of such affected Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the Stated Maturity Date of the principal of, or the time of payment of interest on, any such Note;

            (ii) reduce the principal amount of, the interest on or any premium payable on, any such Note;

            (iii) change any Place of Payment where, or the coin or currency in which the principal of, premium, if any, or interest on, any such Note is payable;

            (iv) change the Company's obligations or those of any successor's, if any, to make payments pursuant to Section 3.12;

            (v) impair or affect the right of any such Holder to institute suit for the enforcement of any payment on or with respect to such Notes;

            (vi) reduce the percentage of the aggregate principal amount of Outstanding Notes of the affected series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of defaults hereunder and their consequences provided for in this Indenture;

            (vii) modify any of the provisions of this Section 8.02 or similar provisions, except to increase any percentage specified herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of the affected series;

            (viii) modify or alter the definition of the term "Outstanding" herein; or

            (ix) modify or affect in any manner adverse to the interest of any such Holder the terms and conditions of the obligations of the Company regarding the due and punctual payment of the principal of or interest on, or any other amounts due with respect to, such Notes.

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

      (b) The Indenture Trustee may in its discretion determine whether or not any Notes of one or more series would be affected by any supplemental indenture (and may receive and conclusively rely upon an Opinion of Counsel in doing so) and any such determination shall be conclusive upon all Holders of such series, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by each of the Company and the Indenture Trustee of any supplemental indenture pursuant to this Section 8.02, the Company shall mail to the Holders of the Notes affected thereby a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 8.03 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to
Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture complies with the requirements of Sections 8.01 or 8.02, as the case may be. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise.

      Section 8.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of any Note authenticated and delivered theretofore or thereafter shall be bound thereby. Further, the Company shall be bound by any such supplemental indenture.

      Section 8.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated by the Indenture Trustee and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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

      Section 8.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE 9

                             Non-Recourse Provisions

      Section 9.01 Nonrecourse Enforcement. Notwithstanding anything to the contrary contained in this Indenture or any Notes, other than as described herein, none of the Company's past, present or future officers, directors, Affiliates, employees or agents, or any of the Agents or any of their respective officers, directors, Affiliates, employees or agents (the "Nonrecourse Parties") will be personally liable for the payment of any principal, premium, if any, interest or any other sums at any time owing under the terms of the Notes of any series. If any Event of Default shall occur with respect to the Notes of any series, the right of the Holders of the Notes of the affected series, and the Indenture Trustee on behalf of such Holders, in connection with a claim on such Notes, shall be limited solely to a proceeding against the Company. Neither such Holders nor the Indenture Trustee on behalf of such Holders will have the right to proceed against the Nonrecourse Parties to enforce the affected Notes.

      It is expressly understood and agreed that nothing contained in this
Section 9.01 shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by any Notes.

                                   ARTICLE 10

                          Meetings of Holders of Notes

      Section 10.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes of any or all series may be called at any time and from time to time pursuant to this Article 10 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Notes.

      Section 10.02 Call, Notice and Place of Meetings.

      (a) Unless otherwise provided in the Notes, the Indenture Trustee may at any time call a meeting of Holders of the Notes of any or all series for any purpose specified in Section 10.01, to be held at such time and at such place as the Indenture Trustee shall determine. Notice of every meeting of Holders of Notes of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be given, in the manner provided in Section 1.06, not less

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

than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for such meeting.

      (b) In case at any time the Company or the Holders of at least twenty-five percent (25%) in principal amount of the Outstanding Notes of any or all series shall have requested the Indenture Trustee to call a meeting of Holders of Notes of such series for any purpose specified in Section 10.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have mailed the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein and therein, then the Company or the Holders of at least twenty-five percent (25%) in principal amount of the Notes of such series, as the case may be, may determine the time and the place in The City of New York and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 10.02.

      Section 10.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Notes of the series with respect to which such meeting is being held; or (b) a Person appointed by an instrument in writing as proxy for a Holder (or Holders) of one or more Outstanding Notes of the series with respect to which such meeting is being held. The only Persons who shall be entitled to be present or to speak at any such meeting shall be Persons entitled to vote at such meeting and their respective counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Company and its counsel.

      Section 10.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Notes of the series with respect to which a meeting is being held shall constitute a quorum for such meeting; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes of the relevant series, the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series shall constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than ten (10) days, as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need only be given once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided

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

above, of the principal amount of the Outstanding Notes of the applicable series which shall constitute a quorum.

      Except as limited by Section 8.02(a) and Section 5.02, any resolution presented to a meeting, or adjourned meeting duly reconvened, at which a quorum is present may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of such series with respect to which such meeting is being held; provided, however, that, except as limited by Section 8.02(a) and Section 5.13, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes of the affected series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes of such affected series; and provided, further, that, except as limited by
Section 8.02(a) and Section 5.13, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of the affected series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such affected series.

      Notwithstanding the preceding two paragraphs, any request, demand, authorization, direction, notice, consent, waiver or other action of Holders under this Indenture or the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when it is expressly required, to the Company. The percentage of principal amount of the Outstanding Notes held by the Holders delivering such instruments which is required to approve any such action shall be the same as the percentage required for approval at a duly convened meeting of Holders of the relevant series of Notes.

      Any resolution passed or decision taken at any meeting of Holders of Notes of any or all series duly held or by a duly executed instrument in accordance with this Section 10.04 shall be binding on all Holders of the Notes of such series with respect to which such meeting was held, whether or not such Holders were present or represented at such meeting.

      Section 10.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

      (a) Notwithstanding any other provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

      (b) The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.02(b), in which case the Company or the Holders calling such meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons represented at the meeting entitled to vote a majority in principal amount of the Outstanding Notes of such series as to which such meeting is held.

      (c) At any meeting, each Holder or proxy shall be entitled to one vote for each $750,000 of principal amount of Notes held or represented by it, him or her, or, if the Notes are not denominated in increments of $750,000, such other minimum authorized denomination applicable to the Notes with respect to which such meeting is held; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

      (d) Notwithstanding any other provision herein to the contrary, any meeting of Holders duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons represented at the meeting entitled to vote a majority in principal amount of the Outstanding Notes of such series as to which such meeting is held; and the meeting may be deemed so adjourned without further notice.

      Section 10.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 11

                           Notes in Foreign Currencies

      Section 11.01 Notes in Foreign Currencies. In the absence of any provision to the contrary in the form of the relevant Notes, whenever this Indenture provides for (a) any action by, or the determination of any of the rights of, the Holders of such Notes if not all such Notes are denominated in the same currency or (b) any distribution to the Holders of such Notes of any amount in respect of any such Note denominated in a Specified Currency other than U.S. Dollars, then all Foreign Currency Notes shall be treated for any such action, determination of rights or distribution as that amount of U.S. Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the Regular Record Date with respect to such Notes for such action, determination of rights or distribution (or, if there shall be no applicable Regular Record Date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Indenture Trustee or, in the absence of such written notice, as the Indenture Trustee may reasonably determine.

                                   ARTICLE 12

                       Defeasance and Covenant Defeasance

      Section 12.01 Company's Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option at any time, to have Section
12.02 or Section 12.03 applied to the Notes of any series upon compliance with the conditions set forth below in this Article 12. Any such election shall be evidenced by a Court Resolution.

      Section 12.02 Defeasance and Discharge. Upon the Company's exercise of its option (if any) to have this Section 12.02 applied to the Notes of any series, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 12.02 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Indenture Trustee, at the expense of the Company and upon Company Order, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the right of Holders of such Notes to receive, solely from the trust funds described in Section 12.04(1), and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest, if any, on such Notes when such payments are due,
(2) the Company's obligations with respect to such Notes under Sections 2.07, 2.08, 2.09 and 3.03(a) and with respect to the payment of Additional Amounts, if any, on such Notes as contemplated by Section 3.12, but only to the extent that the Additional Amounts payable with respect to such Notes exceed the amount deposited in respect of such Additional Amounts pursuant to Section 12.04(1) below; (3) the rights, trusts, powers, duties and immunities of the Indenture Trustee hereunder; and (4) this Article 12. Subject to compliance with this
Article 12, the Company may exercise its option (if any) to have this Section
12.02 applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 12.03 applied to such Notes.

      Section 12.03 Covenant Defeasance. Upon the Company's exercise of its option (if any) to have this Section 12.03 applied to the Notes of any series
(1) the Company shall be released from its obligations under Sections 6.01 and
3.11 and any covenants provided pursuant to Section 8.01(c) or 2.02 for the benefit of the Holders of such Notes; and (2) the occurrence of any event specified in Section 5.01(c) (with respect to Sections 6.01 and 3.11 and any such covenants provided pursuant to Section 8.01(c) or 2.02) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 12.03 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

      Notwithstanding any Covenant Defeasance with respect to Section 6.01, any Person that would otherwise have been required to assume the obligations of the Company pursuant to said Section shall be required, as a condition to any merger, consolidation, amalgamation, conveyance, transfer or lease contemplated thereby, to assume the obligations of the Company to the Indenture Trustee under Sections
7.10 and 12.05.

      Section 12.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 12.02 or Section
12.03 to the Notes of any series:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Indenture Trustee (or another trustee which satisfies the requirements contemplated by Section 7.11 and agrees to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, (A) money, (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money or (C) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Indenture Trustee (or any such other qualifying trustee) to pay and discharge, (x) the principal of and any premium and interest on such Notes on the respective Stated Maturity Dates therefor or on the redemption date, in accordance with the terms of this Indenture and such Notes and (y), if applicable, any mandatory sinking fund payments applicable to such Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Notes; provided that the Indenture Trustee shall have the right (but not the obligation) to require the Company to deliver to the Indenture Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Indenture Trustee, as to the sufficiency of deposits made by the Company pursuant to this Section 12.04;

                  (2) In the event of an election to have Section 12.02 apply to the Notes of any series, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable United
            States federal income tax law, and based thereon, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur;

                  (3) In the event of an election to have Section 12.03 apply to the Notes of any series, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

                  (4) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 5.01(d), (e), (f) or (g) at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day);

                  (5) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound;

                  (6) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;

                  (7) If such Notes are to be redeemed prior to their Stated
            Maturity Date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee shall have been made; and

                  (8) The Company shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

      Section 12.05 Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of Section 3.07, all money and Government Obligations (including the proceeds thereof and the interest thereon) deposited with the Indenture Trustee or other qualifying trustee (solely for purposes of this Section 12.05 and Section 12.06, the Indenture Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 12.04 in respect of the Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.04, or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

      Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or Government Obligations held by it as provided in Section 12.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or in the opinion of such other Persons delivered to the Indenture Trustee as shall be reasonably satisfactory to the Indenture Trustee (which may be the same opinion delivered to the Indenture Trustee under Section 12.04), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

      Section 12.06 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 12 with respect to the Notes of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 12.02 or Section 12.03 shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 12 with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.05 with respect to such Notes in accordance with this Article 12; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

      Section 12.07 Qualifying Trustee. Any trustee appointed pursuant to
Section 12.04 for the purpose of holding trust funds deposited pursuant to such
Section 12.04 shall be appointed under an agreement in form acceptable to the Indenture Trustee and shall provide to the Indenture Trustee a certificate of such trustee, upon which certificate the Indenture Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Indenture Trustee be liable for any acts or omissions of said trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

Dated as of December 8, 2006

                                           THE GOVERNOR AND COMPANY OF
                                           THE BANK OF IRELAND

                                           By: /s/ Lewis E. Love, Jr.
                                               -----------------------------
                                              Name: Lewis E. Love, Jr.
                                              Title: Head of ALM

                                           THE BANK OF NEW YORK,
                                           as Indenture Trustee

                                           By: /s/ Paul Bashford
                                               ------------------------------
                                              Name: Paul Bashford
                                              Title: Assistant Vice President

                                    EXHIBIT A

                               FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (HEREINAFTER DEFINED) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[LEGENDS FOR DEPOSITARY OTHER THAN DTC]

REGISTERED NO.:        CUSIP NO.:                    PRINCIPAL AMOUNT:  [U.S. $]

[ISIN NO.:]                                          [COMMON CODE:]

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                                MEDIUM-TERM NOTES

Issuance Date:                                                Fixed Rate Note: [ ] Yes [ ] No. If yes,
Interest Commencement Date(s)                                   Interest Rate:
Issue Price:                                                    Interest Payment Dates:
Stated Maturity Date:                                           Additional/Other Terms:
Settlement Date:                                              Floating Rate Note:  [ ] Yes [ ] No. If yes,
Stock Exchange Listing: [ ] Yes [ ] No. If yes,                 Regular Floating Rate Notes [ ]
indicate name(s) of Stock Exchange(s):
_____________________________________________.
                                                              Floating Rate/ Fixed Rate Notes:  [ ]
Depositary:                                                     Fixed Interest Rate:
Authorized Denominations:                                       Fixed Rate Commencement Date:
Specified Currency:                                             Interest Rate Basis(es):
                                                                CD Rate [ ]
Interest Rate or Formula:                                       CMT Rate [ ]
                                                                  Designated CMT Telerate Page:
Amortizing Note: [ ] Yes [ ] No. If yes,                            [ ] 7051
  Amortization schedule or formula:                                 [ ] 7052 (Weekly Average)
  Additional/Other Terms:                                           [ ] 7052 (Monthly Average)
                                                                  Designated CMT Maturity Index:
Note Linked to Securities of One or More Issuers, One
or More Currencies, One or More Commodities, Indices
or any Other Instrument(s) or Measure(s) or Baskets
of any of the Foregoing:
                                                                Commercial Paper Rate [ ]
Discount Note: [ ] Yes [ ] No. If yes,                          Constant Maturity Swap Rate [  ]
  Total Amount of Discount:                                     CPI Adjustment Rate [ ]
  Initial Accrual Period of Discount:                           Eleventh District Cost of Funds Rate
  Interest Payment Dates:                                       EURIBOR [ ]
  Additional/Other Terms:                                       Federal Funds (Effective) Rate [ ]
Redemption Provisions: [ ] Yes [ ] No. If yes,                  Federal Funds (Open) Rate [ ]
  Initial Redemption Date:                                      LIBOR [ ]
  Redemption Dates:                                               [ ] LIBOR Reuters Page:
  Initial Redemption Percentage:                                  [ ] LIBOR Moneyline Telerate Page:
  Annual Redemption Percentage Reduction, if any:                 Designated LIBOR Currency:
Repayment at Option of Holder: [ ] Yes [ ] No.  If yes,         Treasury Rate [ ]
  Repayment Date(s):                                            Prime Rate [ ]
  Repayment Amount(s):                                          Inverse Floating Rate Note [ ]
  Repayment Price:                                                  Fixed Interest Rate:
                                                                Other [ ]
                                                                Index Maturity:
                                                                Spread and/or Spread Multiplier:
                                                                Initial Interest Rate, if any:
                                                                Initial Interest Reset Date:
                                                                Interest Reset Dates:
                                                                Interest Determination Date(s)
                                                                Interest Payment Dates:
                                                                Maximum Interest Rate, if any:
                                                                Minimum Interest Rate, if any:
                                                                Additional/Other Terms:
                                                              Regular Record Date(s):
                                                              Sinking Fund:
                                                              Day Count Convention:
                                                              Calculation Agent:
                                                              Aggregate Principal Amount of the Series:
                                                              Additional/Other Terms:

      The Governor and Company of the Bank of Ireland (the "Company"), for value received, hereby promises to pay to [Cede & Co.] [Other Nominee], or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Unless otherwise set forth above under "Specified Currency," payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America ("U.S. Dollars"). Except as provided in
Section 2 on the reverse hereof, if the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as herein defined). The "Principal Amount" of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(e) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of December 8, 2006 (the "Indenture"), between The Bank of New York, as the indenture trustee (the "Indenture Trustee"), and the Company, as amended or supplemented from time to time, or on the face hereof.

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under the Indenture and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Indenture Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Company or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable is referred to as the "Maturity Date").

      A "Discount Note" is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

      Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Issuance Date, and on the

Maturity Date. Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

      Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

      Payments of interest hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee and the Depositary. Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

      Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Company. Unless otherwise specified on the face hereof, to the extent set forth in Section 12(a) of this Note and Section 3.12(a) of the Indenture, the Company shall pay Additional Amounts in respect of any withholding tax or deduction from payments made hereunder.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the Certificate of Authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, by manual or facsimile signature.

                                           THE GOVERNOR AND COMPANY OF
                                           THE BANK OF IRELAND
Dated:  [-]

                                           By:_______________________________
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of The Governor and Company of the Bank of Ireland referred to in the within-mentioned Indenture.

Dated:  [-]                                The Bank of New York,
                                           as Indenture Trustee

                                           By:_______________________________
                                              authorized signatory

                                [REVERSE OF NOTE]

      Section 1. General. This Note is one of a duly authorized issue of Notes of the Company. The Notes of this series are issued pursuant to the Indenture. The Notes are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction.

      Section 2. Currency.

      (a) Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars. If specified on the face hereof, this Note may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a "Foreign Currency"). The Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

      (b) The Company will make payments on this Note in accordance with the applicable policies of the Depositary as in effect from time to time. Under those policies, the Company will pay amounts due and payable on this Note directly to the Depositary, or its Nominee, and not to any indirect owners who own beneficial interests in this Note. An indirect owner's right to receive those payments will be governed by the rules and practices of the Depositary and its participants.

      (c) If this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a Foreign Currency, and (i) if specified on the face hereof under "Additional/Other Terms" that the Holder hereof may request payments in U.S. Dollars or (ii) the policies of the Depositary permit or require payment in U.S. Dollars, then, when the Company makes payments in U.S. Dollars of an amount due in another currency, the Company will determine the U.S. Dollar amount the Holder receives as follows:

            (i) The Exchange Rate Agent (as defined below) will request currency bid quotations expressed in U.S. Dollars from three or, if three are not available, then two, recognized foreign exchange dealers in The City of New York, any of which may be the Exchange Rate Agent, which may be an affiliate of the Company, as of 11:00 A.M., The City of New York time, on the second Business Day before the payment date.

            (ii) Currency bid quotations will be requested on an aggregate basis, for all Holders of Notes requesting U.S. Dollar payments of amounts due on the same date in the same Specified Currency. The U.S. Dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the Exchange Rate Agent. If the Exchange Rate Agent determines that at least two acceptable currency bid quotations are not available on that second Business Day, the payment will be made in the Specified Currency.

                  (iii) To be acceptable, a quotation must be given as of 11:00
            A.M., The City of New York time, on the second Business Day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of Notes. If some but not all of the relevant Notes are LIBOR Notes or EURIBOR Notes, the second preceding Business Day will be determined for this purpose as if none of those Notes were LIBOR Notes or EURIBOR Notes.

                  (iv) All determinations made by the Exchange Rate Agent will be at its sole discretion unless the Company states on the face hereof that any determination is subject to the Company's approval. In the absence of manifest error, determinations pursuant to this
            Section 2(c) will be conclusive for all purposes and binding on the applicable Holder, the Indenture Trustee and the Company, without any liability on the part of the Exchange Rate Agent.

                  (v) When the Company makes payments to a Holder in U.S.
            Dollars of an amount due in another currency, the Holder will bear all associated currency exchange costs, which will be deducted from the payment.

                  (vi) The Company may change the Exchange Rate Agent from time to time after the Issuance Date of the Note without Holder consent and without notifying Holders of the change. The Company or one of its Affiliates may serve as Exchange Rate Agent.

                  (vii) "Exchange Rate Agent" means, in the case of a Note
            issued in a Foreign Currency, a financial institution appointed by the Company to act as the exchange rate agent for such Specified Currency. The Company or one of its Affiliates may perform this role.

            (d) If the Company is obligated to make any payment in a Foreign Currency and the Foreign Currency or any successor currency is not available to the Company or cannot be paid to the Holder due to circumstances beyond the Company's control (such as the imposition of exchange controls or a disruption in the currency markets) the Company will be entitled to satisfy its obligation to make the payment in such Foreign Currency by making the payment in U.S. Dollars. In this case, the exchange rate will be the noon buying rate for cable transfers of such Foreign Currency in The City of New York as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

      Section 3. Determination of Interest Rate and Certain Other Terms.

      (a) Interest. Each interest-bearing Note will bear interest from its Issuance Date at the rate per annum, in the case of Notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of Notes that bear interest at floating rates, in each case as set forth on the face hereof, until the principal thereof is paid or made available for payment. The Company will make interest payments in respect of the Notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or from and including the Issuance Date, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

      Interest on each Note will be payable in arrears on each Interest Payment Date, to the registered Holder at the close of business on the Record Date (as defined below) (except that interest, if any, due at Maturity will be paid to the person to whom the principal of the Note is paid) and on the Maturity Date. The first payment of interest on each note originally issued between a Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered Holder on the next succeeding Record Date. The "Record Date" shall be the day that is fifteen (15) calendar days preceding the applicable Interest Payment Date, whether or not a Business Day.

      (b) Fixed Rate Notes. If this Note is specified on the face hereof as a "Fixed Rate Note":

            (i) Interest. This Note will bear interest at a fixed rate from and including its Issuance Date or from and including the most recent Interest Payment Date as to which interest has been paid or duly provided for until the principal is paid or made available for payment. The fixed interest rate per annum applicable to this Note and the frequency with which interest is payable are specified on the face hereof. Unless otherwise specified on the face hereof, interest, including interest for any partial period, will be computed on the basis of a 360 day year of twelve 30-day months. Each payment of interest, including interest to be paid at the Maturity Date, will include interest to, but excluding, the date that the interest payment is due.

            (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

Interest Payment Frequency                     Interest Payment Dates
--------------------------          --------------------------------------------
Monthly                             Third Wednesday of each calendar month,
                                    beginning in the first calendar month following
                                    the month this Note was issued.

Quarterly                           Third Wednesday of every third calendar
                                    month, beginning in the third calendar month
                                    following the month this Note was issued.

Semi-annual                         Third Wednesday of every sixth calendar
                                    month, beginning in the sixth calendar month
                                    following the month this Note was issued.

Annual Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month this Note was issued.

                  (iii) If any Interest Payment Date or the Maturity Date of a
            fixed rate note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

            (c) Floating Rate Notes. If this Note is specified on the face hereof as a "Floating Rate Note":

                  (i) Interest Rate Basis. Interest on this Note will be
            determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below) or such other rate, in accordance with a schedule attached hereto.

                  (ii) Interest Rate. The rate derived from the applicable
            Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

                  (iii) Spread; Spread Multiplier; Index Maturity. The "Spread"
            is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The "Spread Multiplier" is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.

                  (iv) Regular Floating Rate Note. If this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note, this Note (a "Regular Floating Rate Note") will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (v) Inverse Floating Rate Notes. If this Note is specified on the face hereof as an "Inverse Floating Rate Note," such Inverse Floating Rate shall be equal to the Fixed Interest Rate as specified on the face hereof, minus the interest rate determined by reference to the Interest Rate Basis, multiplied by the Spread Multiplier, if any, and/or plus or minus the Spread, if any; provided, however, that (1) the interest rate will not be less than zero and (2) commencing on the first Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date; provided further, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

                  (vi) Floating Rate/Fixed Rate Notes. If this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate
            Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

                  (vii) Interest Reset Dates. The period commencing on (and
            including) the applicable Interest Reset Date to (but excluding) the next applicable Interest Reset Date will be the "Interest Reset Period." Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets:

INTEREST RESET FREQUENCY                        INTEREST RESET DATES
------------------------            --------------------------------------------
Daily                               Each business day.

Weekly Wednesday of each week, with the exception of weekly reset Notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week.

Monthly Third Wednesday of each calendar month with the exception of monthly reset Notes that bear interest at floating rates as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month.

Quarterly                           Third Wednesday of every third calendar
                                    month, beginning in the third calendar month
                                    following the month in which the Issuance
                                    Date occurred.

Semi-annually                       Third Wednesday of every sixth calendar
                                    month, beginning in the sixth calendar month
                                    in which the Issuance Date occurred.

Annually Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred;

            provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

                  (viii) Interest Determination Dates. The interest rate
            applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be: (1) with respect to the CD Rate, CMT Rate, Commercial Paper Rate, Constant Maturity Swap Rate, Federal Funds (Effective) Rate, Federal Funds (Open) Rate and Prime Rate - the second Business Day immediately preceding the related Interest Reset Date; (2) with respect to the CPI Adjustment Rate - the fifth Business Day preceding the related Interest Reset Date (unless otherwise specified on the face hereof); (3) with respect to the Eleventh District Cost of Funds Rate - the last Business Day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined below); (4) with respect to EURIBOR - the second TARGET Settlement Day (as defined below) preceding the applicable Interest Reset Date; (5) with respect to LIBOR - the second London Banking Day immediately preceding the related Interest Reset Date, unless the applicable LIBOR Currency is (A) pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or (B) Euro, in which case the Interest Determination Date will be the second TARGET Settlement Day preceding the applicable Interest Reset Date; and (6) with respect to the Treasury Rate - the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. "TARGET Settlement Day" means a day on which the TARGET System is open. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

                  (ix) Calculation Dates. The interest rate applicable to each
            Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or
            (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

                  (x) Maximum or Minimum Interest Rate. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a "Maximum Interest Rate" is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a "Minimum Interest Rate" is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

                  (xi) Interest Payments. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets:

INTEREST RESET FREQUENCY                       INTEREST PAYMENT DATES
------------------------            --------------------------------------------
Daily, weekly or monthly            Third Wednesday of each calendar month or on
                                    the third Wednesday of every third calendar
                                    month, beginning in the third calendar month
                                    following the month the Note was issued, as
                                    specified on the face hereof.

Quarterly                           Third Wednesday of every third calendar
                                    month, beginning in the third calendar month
                                    following the month in which the Issuance
                                    Date occurred.

Semi-annually                       Third Wednesday of every sixth calendar
                                    month, beginning in the sixth calendar month
                                    following the month in which the Issuance
                                    Date occurred.

Annually Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred.

            In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

                  (xii) Rounding. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards; provided, that if the Interest Rate Basis is the CPI Adjustment Rate, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).

                  (xiii) Interest Factor. Accrued interest is calculated by
            multiplying the principal amount of this Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. Unless otherwise specified on the face hereof, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under "Additional/Other Terms" applied.

                  (xiv) Determination of Interest Rate Basis. The Calculation
            Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

                        (A) CD Rate Notes. If the Interest Rate Basis is the CD
                  Rate, this Note shall be deemed a "CD Rate Note." Unless otherwise specified on the face hereof, "CD Rate" means:

                              (1) the rate on the particular Interest
                        Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

                              (2) if the rate referred to in clause (1) is not
                        so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

                              (3) if the rate referred to in clause (2) is not
                        so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., The City of New York time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

                              (4) if the dealers so selected by the Calculation
                        Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

                        (B) CMT Rate Notes. If the Interest Rate Basis is the
                  CMT Rate, this Note shall be deemed a "CMT Rate Note." Unless otherwise specified on the face hereof, "CMT Rate" means:

                              (1) if CMT Moneyline Telerate Page 7051 is
                        specified on the face hereof:

                                    i. the percentage equal to the yield for
                              United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service)

                              ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

                                    ii. if the rate referred to in clause (i)
                              does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

                                    iii. if the rate referred to in clause (ii)
                              does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

                                    iv. if the rate referred to in clause (iii)
                              is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                                    v. if fewer than five but more than two of
                              the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                                    vi. if fewer than three prices referred to
                              in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                                    vii. if fewer than five but more than two
                              prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                                    viii. if fewer than three prices referred to
                              in clause (vi) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or

                              (2) if CMT Moneyline Telerate Page 7052 is
                        specified on the face hereof:

                                    i. the percentage equal to the one-week or
                              one-month, as specified on the face hereof, average yield for

                              United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

                                    ii. if the rate referred to in clause (i)
                              does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

                                    iii. if the rate referred to in clause (ii)
                              does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

                                    iv. if the rate referred to in clause (iii)
                              is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                                    v. if fewer than five but more than two of
                              the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                                    vi. if fewer than three prices referred to
                              in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

                                    vii. if fewer than five but more than two
                              prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                                    viii. if fewer than three prices referred to
                              in clause (vi) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotations for the United States Treasury security with the shorter original remaining term to maturity will be used.

                              (C) Commercial Paper Rate Notes. If the Interest
                        Rate Basis is the Commercial Paper Rate, this Note shall be deemed a "Commercial Paper Rate Note." Unless otherwise specified on the face hereof, "Commercial Paper Rate" means:

                                    (1) the Money Market Yield (as defined
                              below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper - Nonfinancial"; or

                                    (2) if the rate referred to in clause (1) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper - Nonfinancial"; or

                                    (3) if the rate referred to in clause (2) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., The City of New York time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

                                    (4) if the dealers so selected by the
                              Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper

                              Rate in effect on the particular Interest
                              Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              "Money Market Yield" means a yield (expressed as a
                        percentage) calculated in accordance with the following formula:

                                                              D x 360
                                      Money Market Yield = -------------- x 100
                                                            360 - (D x M)

                        where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                              (D) Constant Maturity Swap Rate Notes. If the
                        Interest Rate Basis is the Constant Maturity Swap Rate, this Note shall be deemed a "Constant Maturity Swap Rate Note." Unless otherwise specified on the face hereof, "Constant Maturity Swap Rate," or "CMS," means:

                                    (1) with respect to each Interest
                              Determination Date, the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on Reuters Page ISDAFIX1, under "USD 11am Fix" on such Interest Determination Date; or

                                    (2) if, as of such Interest Determination
                              Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with the Company will request the principal The City of New York office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., The City of New York time, on such date. If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

                                    (3) if at least three, but fewer than five,
                              quotations are provided, CMS will be the arithmetic mean of the quotations obtained; or

                                    (4) if fewer than three quotations are
                              provided, CMS will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              (E) CPI Adjustment Rate Notes. If the Interest
                        Rate Basis is the CPI Adjustment Rate, this Note shall be deemed a "CPI Adjustment Rate Note." Unless otherwise specified on the face hereof, "CPI Adjustment Rate" means:

                                    (1) the percentage obtained by deducting
                              CPI(t)-(12) (defined below) from CPI(t) (defined below), and dividing the result by CPI(t)-(12). "CPI(t)" means the Index Level of the CPI reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers ("CPI") published in the calendar month immediately preceding the applicable Interest Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor ("BLS") as the CPI for the second calendar month preceding the applicable Interest Determination Date. "CPI(t)-(12)" means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPI(t). If the CPI for the second calendar month preceding the applicable Interest Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable Interest Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS.

                                    In calculating CPI(t) and CPI(t)-(12) on the
                              applicable Interest Determination Date, the
                              Calculation Agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable Interest Determination Date, even if such Index Level has been adjusted from a prior reported value for the relevant month. However, if a value of

                              CPI(t) or CPI(t)-(12) used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the Notes of this series (an "Initial CPI") is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or

                                    (2) if, while Floating Rate Notes bearing
                              interest at the CPI Adjustment Rate are
                              outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent; or

                                    (3) if, while Floating Rate Notes bearing
                              interest at the CPI Adjustment Rate are
                              outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the Calculation Agent as directed by the Company in accordance with general market practice at the time, and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

                              (F) Eleventh District Cost of Funds Rate. If the
                        Interest Rate Basis is the Eleventh District Cost of Funds Rate, this Note shall be deemed an "Eleventh District Cost of Funds Rate Note." Unless otherwise specified on the face hereof, "Eleventh District Cost of Funds Rate" means:

                                    (1) the rate equal to the monthly weighted
                              average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

                                    (2) if the rate referred to in clause (1)
                              does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

                                    (3) if the Federal Home Loan Bank of San
                              Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date; provided that if no Eleventh District Cost of Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              (G) EURIBOR Notes. If the Interest Rate Basis is
                        EURIBOR, this Note shall be deemed to be a "EURIBOR Note." Unless otherwise specified on the face hereof, "EURIBOR" means:

                                    (1) the offered rate for deposits in Euro as
                              sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, as displayed on Moneyline Telerate on page 248, or any successor service or page used for the purpose of displaying this rate ("Telerate Page 248") as of 11:00 A.M., Brussels time, on the particular Interest Determination Date; or

                                    (2) if EURIBOR cannot be determined on an
                              Interest Determination Date as described in clause
                              (1) above, then the Calculation Agent will select four (4) major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company. The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. These quotations will be for Euro deposits for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in Euro in the market at the time. If two (2) or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations; or

                                    (3) if fewer than two (2) quotations are
                              provided, the Calculation Agent will select three
                              (3) major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in the Euro-zone to leading Euro-zone banks at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in Euro, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in Euro in the market at the time; or

                                    (4) If fewer than three (3) Euro-zone banks
                              selected by the Calculation Agent are quoting rates, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period; provided that if no EURIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              (H) Federal Funds (Effective) Rate Notes. If the
                        Interest Rate Basis is the Federal Funds (Effective) Rate, this Note shall be deemed a "Federal Funds (Effective) Rate Note." Unless otherwise specified on the face hereof, "Federal Funds (Effective) Rate" means:

                                    (1) the rate on the particular Interest
                              Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

                                    (2) if the rate referred to in clause (1)
                              does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

                                    (3) if the rate referred to in clause (2) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., The City of New York time, on that Interest Determination Date; or

                                    (4) if the brokers so selected by the
                              Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Effective) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Effective) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              (I) Federal Funds (Open) Rate Notes. If the
                        Interest Rate Basis is the Federal Funds (Open) Rate, this Note shall be deemed a

                        "Federal Funds (Open) Rate Note." Unless otherwise specified on the face hereof, "Federal Funds (Open) Rate" means:

                                    (1) the rate on the particular Interest
                              Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Open)" and displayed on Moneyline Telerate (or any successor service) on page 5 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 5"); or

                                    (2) if the rate referred to in clause (1)
                              does not so appear on Moneyline Telerate Page 5 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as reported by Prebon Yamane (or a successor) on Bloomberg that appears on the FEDSPREB Index; or

                                    (3) if the rate referred to in clause (2) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., The City of New York time, on that Interest Determination Date; or

                                    (4) if the brokers so selected by the
                              Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Open) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Open) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              (J) LIBOR Notes. If the Interest Rate Basis is
                        LIBOR, this Note shall be deemed a "LIBOR Note." Unless otherwise specified on the face hereof, "LIBOR" means:

                                    (1) if "LIBOR Moneyline Telerate" is
                              specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Moneyline

                              Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                    (2) if "LIBOR Reuters" is specified on the
                              face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                                    (3) if fewer than two offered rates appear,
                              or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                    (4) if fewer than two offered quotations
                              referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include the purchasing agent or its affiliates) in that Principal Financial Center selected by the

                              Calculation Agent after consultation with the Company for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                                    (5) if the banks so selected by the
                              Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              "LIBOR Currency" means the currency specified on
                        the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, U.S. Dollars.

                              "LIBOR Page" means either: (1) if "LIBOR Reuters"
                        is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), or if no such page is specified, on the Moneyline Telerate (or any successor service) page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                              (K) Prime Rate Notes. If the Interest Rate Basis
                        is the Prime Rate, this Note shall be deemed a "Prime Rate Note." Unless otherwise specified on the face hereof, "Prime Rate" means:

                                    (1) the rate on the particular Interest
                              Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

                                    (2) if the rate referred to in clause (1) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

                                    (3) if the rate referred to in clause (2) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., The City of New York time, on that Interest Determination Date; or

                                    (4) if fewer than four rates referred to in
                              clause (3) are so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) in The City of New York selected by the Calculation Agent after consultation with the Company; or

                                    (5) if the banks so selected by the
                              Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              "Reuters Screen US PRIME 1 Page" means the display
                        on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                              (L) Treasury Rate Notes. If the Interest Rate
                        Basis is the Treasury Rate, this Note shall be deemed a "Treasury Rate Note." Unless otherwise specified on the face hereof, "Treasury Rate" means:

                                    (1) the rate from the auction held on the
                              Interest Determination Date (the "Auction") of direct obligations of the

                              United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

                                    (2) if the rate referred to in clause (1) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

                                    (3) if the rate referred to in clause (2) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

                                    (4) if the rate referred to in clause (3) is
                              not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                                    (5) if the rate referred to in clause (4) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
                              H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury
                              Bills/Secondary Market"; or

                                    (6) if the rate referred to in clause (5) is
                              not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent after consultation with the Bank, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

                                    (7) if the dealers so selected by the
                              Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                              "Bond Equivalent Yield" means a yield (expressed
                        as a percentage) calculated in accordance with the following formula:

                                                                 D x N
                                    Bond Equivalent Yield = -------------- x 100
                                                             360 - (D x M)

                        where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                  (d) Indexed Notes. If this Note is specified on the face
            hereof as a Note Linked to Securities of One or More Issuers, One or More Currencies, One or More Commodities, Indices, or any Other Instrument(s) or Measure(s) or Baskets of any of the Foregoing, the principal amount payable and/or the amount of interest payable on any Interest Payment Date shall be determined by reference to one or more securities, currencies, commodities, indices or any other instrument or measure, a basket of any of the foregoing or the value of one or more currencies as compared to the value of one or more other currencies, and payment of principal, premium, if any, and interest on this Note shall be made as set forth on the face hereof and/or in accordance with Schedule II, attached hereto.

                        (i) Holders of an indexed Note may receive an amount at
                  maturity that is greater than or less than the face amount of such Note, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

                        (ii) This indexed Note may provide either for cash
                  settlement or for physical settlement by delivery of the index property or another similar property. An indexed note may also provide that the form of settlement may be determined at the Company's option or at the Holder's option. If so specified on the face hereof, this indexed Note is exchangeable, at the Company's option or the Holder's option, as specified, for securities of an issuer other than the Company.

                        (iii) No Holder of this indexed Note will, as such, have
                  any rights of a Holder of the index property referenced in this indexed Note or deliverable upon settlement, including any right to receive payment thereunder.

                  (e) Discount Notes. If this Note is specified on the face
            hereof as a "Discount Note":

                        (i) Principal and Interest. This Discount has an Issue
                  Price (as specified on the face hereof) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. This Discount Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "Discount".

                        (ii) Redemption; Repayment; Acceleration. In the event a
                  Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date ("Amortized Face Amount"). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. Unless otherwise specified on the face hereof, the constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the Issuance Date to the first Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

                  Section 4. Redemption for Tax Reasons. Unless otherwise set forth on the face hereof, the Company will have the option to redeem this Note upon not less than thirty (30) nor more than sixty (60) days' notice on any dates as are specified on the face hereof if:

                        (i) the Company is required to issue Definitive Notes
                  and, as a result, the Company is or would be required to pay Additional Amounts with respect to this Note; or

                        (ii) the Company determines that as a result of a change
                  in or amendment to the laws or regulations of a Taxing Jurisdiction or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issuance Date, the Company will or would be required to pay Holders Additional Amounts, or the Company would not be entitled to claim a deduction in respect of any payments in computing the Company's taxation liabilities.

                        (iii) In each case (i) and (ii) directly above, before
                  the Company gives a notice of redemption pursuant to this
                  Section 4, the Company shall be required to deliver to the Indenture Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Indenture Trustee confirming that the Company is entitled to exercise its right of redemption. The redemption price will be equal to 100% of the principal amount of this Note together with any accrued but unpaid interest, if any, in respect of this Note to the date fixed for redemption or, in the case that this is a Discount Note, such portion of the principal amount of this Discount Note as may be specified by its terms.

                  Section 5. Optional Redemption. If an optional redemption
            right is specified on the face hereof, then on such date or dates as set forth on the face hereof, the Company may redeem this Note, in full or in part as applicable, prior to the Stated Maturity Date of this Note. Such redemption shall be made in whole or, at the Company's option, from time to time in part made in principal amounts equal to the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least the minimum authorized denomination hereof) at the applicable Redemption Price, together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth on the face hereof, the Company must give written notice to the Holders of this Note to be redeemed pursuant to this Section 5 not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of redemption. The Initial Redemption Percentage, if any, applicable to this of Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. If this Note is redeemed in part only, a new

            Note in principal amount equal to the unredeemed principal portion will be issued. Redemption of Discount Notes is set forth in Section 3(e).

                  Section 6. Optional Repayment. If a repayment right is
            specified on the face hereof, this Note will be subject to repayment at the option of the Holder and the Company will repay this Note, or applicable portion hereof, on the Repayment Date(s), if any, indicated on the face hereof. Such repayments shall be made in whole or in part on such Repayment Date(s) in increments of the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least equal to the minimum authorized denomination applicable hereto), at the Repayment Price (expressed as a percentage of the principal amount of this Note for which repayment is requested) specified on the face hereof (which unless otherwise specified on the face hereof shall be 100%), together with unpaid interest, if any, accrued thereon to the date of repayment. For this Note to be repaid, the Indenture Trustee must receive, at its office, or at such other place or places of which the Company shall from time to time notify the Holders, not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment," attached to this Note, duly completed by the Holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount thereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) by such fifth Business Day. Exercise of such repayment option by the Holder of this Note shall be irrevocable. The repayment of Discount Notes is set forth under Section 3(e).

                  Section 7. Sinking Funds and Amortizing Notes. Unless
            specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund. If this Note is specified on the face hereof as an "Amortizing Note", this Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal, premium, if any, and interest will be made as set forth on the face hereof and/or in accordance with
            Schedule I attached hereto. The Company will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table appearing in, or in accordance with the formula specified in, Schedule I attached to this Note. Payments made hereon will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.

                  Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

                  Section 9. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 10. Events of Default. If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of, and all other amounts payable on, the Notes of this series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(e) hereof.

                  Section 11. Withholding Tax and Payment of Additional Amounts.

                  (a) All payments of principal and/or interest in respect of this Note shall be made without withholding or deduction for or on account of Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless such withholding or deduction is required by law. In that event, unless otherwise specified on the face of this Note, the Company will pay such Additional Amounts as will result (after such withholding or deduction) in the receipt by the Holder of this Note of such sums which would have been received (in the absence of such withholding or deduction) from the Company in respect of this Note, except that no such Additional Amounts shall be payable in respect of this Note:

                        (i) to, or on behalf of, a Holder (or beneficial owner)
                  of this Note who is liable for any such Taxes in respect of this Note by reason of having some connection with a Taxing Jurisdiction other than the mere holding or ownership of this Note; and/or;

                        (ii) to, or on behalf of, a Holder (or beneficial owner)
                  of this Note who, fails to comply with any request by the Bank or the Paying Agent for any information or certification concerning the nationality, residence or identity of the Holder or beneficial owner or any other information or certification required to establish the eligibility of the Holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such Taxes (under then current law, regulation or practice); and/or;

                        (iii) presented for payment more than thirty (30) days
                  after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the Holder hereof would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such period of thirty (30) days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment
                  Date); and/or;

                        (iv) where such withholding or deduction is imposed on a
                  payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or;

                        (v) presented for payment by, or on behalf of, a Holder
                  who would be able to avoid such withholding or deduction by presenting this Note to another Paying Agent.

                  (b) Whenever in this Note reference is made to the payment of the principal of, any premium, or any interest, this includes the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

                  Section 12. Listing. Unless otherwise specified on the face hereof, this Note will not be listed on any Stock Exchange.

                  Section 13. No Recourse Against Certain Persons. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

                  Section 14. Miscellaneous.

                  (a) This Note is issuable only as a registered Note without coupons in denominations of $750,000 and any integral multiple of $750,000 in excess thereof, unless otherwise provided on the face of this Note.

                  (b) Prior to due presentment for registration of transfer of this Note, the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Company or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

                  (c) The Notes of this series are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by the Depositary will evidence ownership of the Notes of this series, with transfers of ownership effected on the records of the Depositary and its participants pursuant to rules and procedures established by the Depositary and its participants. The Company and the Indenture Trustee will recognize the Nominee as the registered owner of the Notes of this series, as the Holder of the Notes of this series for all purposes, including payment of principal, premium (if any) and interest, notices and voting. Transfer of principal, premium (if any) and interest to participants of the Depositary will be the responsibility of the Depositary, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes of this series by participants of the Depositary will be the responsibility of such participants and other nominees of such beneficial holders. So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by the Depositary pursuant to rules and procedures established by the Depositary and its participants. Neither the Company nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by the Depositary, its participants or persons acting through such participants.

                  (d) This Note or portion hereof may not be exchanged for
            Definitive Notes, except in the limited circumstances provided for in the Indenture. The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture. No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND
            CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT THAT THE AUTHORIZATION AND EXECUTION OF THIS NOTE SHALL BE GOVERNED (IN ADDITION TO THE LAWS OF THE STATE OF NEW YORK RELEVANT TO EXECUTION) BY THE JURISDICTION OF ORGANIZATION OF THE COMPANY.

                                                                         ANNEX A

                            OPTION TO ELECT REPAYMENT

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                            MEDIUM-TERM NOTES PROGRAM

                              CUSIP NUMBER ________

To:  The Governor and Company of the Bank of Ireland (the "Company")

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________.

Dated:   ________________

                                    ____________________________________________

                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                   SCHEDULE I

                          AMORTIZATION TABLE OR FORMULA

                                   SCHEDULE II

 TERMS RELATED TO NOTES LINKED TO SECURITIES OF ONE OR MORE ISSUERS, ONE OR MORE
  CURRENCIES, ONE OR MORE COMMODITIES, INDICES, OR ANY OTHER INSTRUMENT(S) OR
                         MEASURE(S) OR BASKETS THEREOF

                                    EXHIBIT B

                             FORM OF DEFINITIVE NOTE

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE HOLDER (AS DEFINED IN THE INDENTURE) HEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR A GLOBAL NOTE (AS DEFINED IN THE INDENTURE).

REGISTERED NO.:         CUSIP NO.:           PRINCIPAL AMOUNT:  [U.S. $]

[ISIN NO.:]                                  [COMMON CODE:]

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                                MEDIUM-TERM NOTES

Issuance Date:                                          Fixed Rate Note:  [ ] Yes [ ] No. If yes,
Interest Commencement Date(s)                             Interest Rate:
Issue Price:                                              Interest Payment Dates:
Stated Maturity Date:                                     Additional/Other Terms:
Settlement Date:                                        Floating Rate Note:  [ ] Yes [ ] No. If yes,
Stock Exchange Listing:  [ ] Yes [ ] No. If yes,          Regular Floating Rate Notes [ ]
indicate name(s) of Stock Exchange(s):
__________________________________________.

                                                          Floating Rate/ Fixed Rate Notes:  [ ]
Authorized Denominations:                                   Fixed Interest Rate:
Specified Currency:                                         Fixed Rate Commencement Date:
                                                            Interest Rate Basis(es):
Interest Rate or Formula:                                   CD Rate [ ]
                                                            CMT Rate [ ]
Amortizing Note:  [ ] Yes [ ] No. If yes,                     Designated CMT Telerate Page:
  Amortization schedule or formula:                             [ ] 7051
  Additional/Other Terms:                                       [ ] 7052 (Weekly Average)
                                                                [ ] 7052 (Monthly Average)
                                                              Designated CMT Maturity Index:
Note Linked to Securities of One or More Issuers, One
or More Currencies, One or More Commodities, Indices
or any Other Instrument(s) or Measure(s) or Baskets
of any of the Foregoing:

                                                            Commercial Paper Rate [ ]
Discount Note:  [ ] Yes [ ] No. If yes,                     Constant Maturity Swap Rate [  ]
  Total Amount of Discount:                                 CPI Adjustment Rate [ ]
  Initial Accrual Period of Discount:                       Eleventh District Cost of Funds Rate
  Interest Payment Dates:                                   EURIBOR [ ]
  Additional/Other Terms:                                   Federal Funds (Effective) Rate [ ]
Redemption Provisions:  [ ] Yes [ ] No. If yes,             Federal Funds (Open) Rate [ ]
  Initial Redemption Date:                                  LIBOR [ ]
  Redemption Dates:                                           [ ] LIBOR Reuters Page:
  Initial Redemption Percentage:                              [ ] LIBOR Moneyline Telerate Page:
  Annual Redemption Percentage Reduction, if any:             Designated LIBOR Currency:
Repayment at Option of Holder: [ ] Yes [ ] No.  If yes,     Treasury Rate [ ]
  Repayment Date(s):                                        Prime Rate [ ]
  Repayment Amount(s):                                      Inverse Floating Rate Note [ ]
  Repayment Price:                                              Fixed Interest Rate:
                                                            Other [ ]
                                                            Index Maturity:
                                                            Spread and/or Spread Multiplier:
                                                            Initial Interest Rate, if any:
                                                            Initial Interest Reset Date:
                                                            Interest Reset Dates:
                                                            Interest Determination Date(s)
                                                            Interest Payment Dates:
                                                            Maximum Interest Rate, if any:
                                                            Minimum Interest Rate, if any:
                                                            Additional/Other Terms:
                                                        Regular Record Date(s):
                                                        Sinking Fund:
                                                        Day Count Convention:
                                                        Calculation Agent:
                                                        Aggregate Principal Amount of the Series:
                                                        Additional/Other Terms:


      The Governor and Company of the Bank of Ireland (the "Company"), for value received, hereby promises to pay to ______________, or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Unless otherwise set forth above under "Specified Currency," payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America ("U.S. Dollars"). Except as provided in
Section 2 on the reverse hereof, if the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as herein defined). The "Principal Amount" of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(e) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of December 8, 2006 (the "Indenture"), between The Bank of New York, as the indenture trustee (the "Indenture Trustee"), and the Company, as amended or supplemented from time to time, or on the face hereof.

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under the Indenture and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Indenture Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Company or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable is referred to as the "Maturity Date").

      A "Discount Note" is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

      Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Issuance Date, and on the Maturity Date. Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance

Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

      Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

      Payments of interest hereon (other than on the Maturity Date) will be made by wire transfer or by check mailed to the Holder of this Note registered as such as of the Regular Record Date. A Holder of $10,000,000, or its equivalent in a Specified Currency other than U.S. Dollars, or more in aggregate principal amount of Definitive Notes will be entitled to receive payments by wire transfer in immediately available funds to an account in the Specified Currency maintained by the payee with a bank in the applicable Principal Financial Center or, if this Note is denominated in Euro, in a city in which banks have access to the TARGET System, provided that the Paying Agent has received from the Holder written, appropriate wire transfer instructions not later than five (5) Business Days prior to the applicable Interest Payment Date. Unless otherwise specified on the face hereof, any principal, premium and/or interest payable hereon on the Maturity Date will be paid in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this
Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

      Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Company. Unless otherwise specified on the face hereof, to the extent set forth in Section 12(a) of this Note and Section 3.12(a) of the Indenture, the Company shall pay Additional Amounts in respect of any withholding tax or deduction from payments made hereunder.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the Certificate of Authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, by manual or facsimile signature.

                                         THE GOVERNOR AND COMPANY OF
                                         THE BANK OF IRELAND

Dated: [-]

                                         By: __________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of The Governor and Company of the Bank of Ireland referred to in the within-mentioned Indenture.

Dated: [-]                               The Bank of New York,
                                         as Indenture Trustee

                                         By: ___________________________________
                                             authorized signatory

                                [REVERSE OF NOTE]

      Section 1. General. This Note is one of a duly authorized issue of Notes of the Company. The Notes of this series are issued pursuant to the Indenture. The Notes are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction.

      Section 2. Currency.

      (a) Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars. If specified on the face hereof, this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a "Foreign Currency"). The Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

      (b) If this note is denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a Foreign Currency and if specified on the face hereof under "Additional/Other Terms" that the Holder hereof may request payments in U.S. Dollars, then, when the Company makes payments in U.S. Dollars of an amount due in another currency, the Company will determine the U.S. Dollar amount the Holder receives as follows:

            (i) The Exchange Rate Agent (as defined below) will request currency bid quotations expressed in U.S. Dollars from three or, if three are not available, then two, recognized foreign exchange dealers in The City of New York, any of which may be the Exchange Rate Agent, which may be an affiliate of the Company, as of 11:00 A.M., The City of New York time, on the second Business Day before the payment date.

            (ii) Currency bid quotations will be requested on an aggregate basis, for all Holders of Notes requesting U.S. Dollar payments of amounts due on the same date in the same Specified Currency. The U.S. Dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the Exchange Rate Agent. If the Exchange Rate Agent determines that at least two acceptable currency bid quotations are not available on that second Business Day, the payment will be made in the Specified Currency.

            (iii) To be acceptable, a quotation must be given as of 11:00 A.M., The City of New York time, on the second Business Day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of Notes. If some but not all of the relevant Notes are LIBOR Notes or EURIBOR Notes, the second preceding

      Business Day will be determined for this purpose as if none of those Notes were LIBOR Notes or EURIBOR Notes.

            (iv) All determinations made by the Exchange Rate Agent will be at its sole discretion unless the Company states on the face hereof that any determination is subject to the Company's approval. In the absence of manifest error, determinations pursuant to this Section 2(b) will be conclusive for all purposes and binding on the applicable Holder, the Indenture Trustee and the Company, without any liability on the part of the Exchange Rate Agent.

            (v) When the Company makes payments to a Holder in U.S. Dollars of an amount due in another currency, the Holder will bear all associated currency exchange costs, which will be deducted from the payment.

            (vi) The Company may change the Exchange Rate Agent from time to time after the Issuance Date of the Note without Holder consent and without notifying Holders of the change. The Company or one of its Affiliates may serve as Exchange Rate Agent.

            (vii) "Exchange Rate Agent" means, in the case of a Note issued in a Foreign Currency, a financial institution appointed by the Company to act as the exchange rate agent for such Specified Currency. The Company or one of its Affiliates may perform this role.

      (c) If the Company is obligated to make any payment in a Foreign Currency and the Foreign Currency or any successor currency is not available to the Company or cannot be paid to the Holder due to circumstances beyond the Company's control (such as the imposition of exchange controls or a disruption in the currency markets) the Company will be entitled to satisfy its obligation to make the payment in such Foreign Currency by making the payment in U.S. Dollars. In this case, the exchange rate will be the noon buying rate for cable transfers of such Foreign Currency in The City of New York as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

      Section 3. Determination of Interest Rate and Certain Other Terms.

      (a) Interest. Each interest-bearing Note will bear interest from its Issuance Date at the rate per annum, in the case of Notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of Notes that bear interest at floating rates, in each case as set forth on the face hereof, until the principal thereof is paid or made available for payment. The Company will make interest payments in respect of the Notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or from and including the Issuance Date, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

      Interest on each Note will be payable in arrears on each Interest Payment Date, to the registered Holder at the close of business on the Record Date (as defined below) (except that interest, if any, due at Maturity will be paid to the person to whom the principal of the Note is paid) and on the Maturity Date. The first payment of interest on each note originally issued between a Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered Holder on the next succeeding Record Date. The "Record Date" shall be the day that is fifteen (15) calendar days preceding the applicable Interest Payment Date, whether or not a Business Day.

      (b) Fixed Rate Notes. If this Note is specified on the face hereof as a "Fixed Rate Note":

            (i) Interest. This Note will bear interest at a fixed rate from and including its Issuance Date or from and including the most recent Interest Payment Date as to which interest has been paid or duly provided for until the principal is paid or made available for payment. The fixed interest rate per annum applicable to this Note and the frequency with which interest is payable are specified on the face hereof. Unless otherwise specified on the face hereof, interest, including interest for any partial period, will be computed on the basis of a 360 day year of twelve 30-day months. Each payment of interest, including interest to be paid at the Maturity Date, will include interest to, but excluding, the date that the interest payment is due.

            (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

Interest Payment Frequency                     Interest Payment Dates
--------------------------             ---------------------------------------
Monthly                                Third Wednesday of each calendar month,
                                       beginning in the first calendar month
                                       following the month this Note was issued.

Quarterly                              Third Wednesday of every third calendar
                                       month, beginning in the third calendar
                                       month following the month this Note was
                                       issued.

Semi-annual                            Third Wednesday of every sixth calendar
                                       month, beginning in the sixth calendar month
                                       following the month this Note was issued.

Annual Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month this Note was issued.


            (iii) If any Interest Payment Date or the Maturity Date of a fixed rate note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

      (c) Floating Rate Notes. If this Note is specified on the face hereof as a "Floating Rate Note":

            (i) Interest Rate Basis. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below) or such other rate, in accordance with a schedule attached hereto.

            (ii) Interest Rate. The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

            (iii) Spread; Spread Multiplier; Index Maturity. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The "Spread Multiplier" is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.

            (iv) Regular Floating Rate Note. If this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note, this Note (a "Regular Floating Rate Note") will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:
      (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

            (v) Inverse Floating Rate Notes. If this Note is specified on the face hereof as an "Inverse Floating Rate Note," such Inverse Floating Rate shall be equal to the Fixed Interest Rate as specified on the face hereof, minus the interest rate determined by reference to the Interest Rate Basis, multiplied by the Spread Multiplier, if any, and/or plus or minus the Spread, if any; provided, however, that (1) the interest rate will not be less than zero and (2) commencing on the first Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date; provided further, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.

            (vi) Floating Rate/Fixed Rate Notes. If this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and
      (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

            (vii) Interest Reset Dates. The period commencing on (and including) the applicable Interest Reset Date to (but excluding) the next applicable Interest Reset Date will be the "Interest Reset Period." Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets:

INTEREST RESET FREQUENCY                     INTEREST RESET DATES
------------------------      --------------------------------------------------
Daily                         Each business day.

Weekly Wednesday of each week, with the exception of weekly reset Notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week.

Monthly Third Wednesday of each calendar month with the exception of monthly reset Notes that bear interest at floating rates as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month.

Quarterly                     Third Wednesday of every third calendar month,
                              beginning in the third calendar month following
                              the month in which the Issuance Date occurred.

Semi-annually                 Third Wednesday of every sixth calendar month,
                              beginning in the sixth calendar month in which the
                              Issuance Date occurred.

Annually Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred;

      provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

            (viii) Interest Determination Dates. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date", which will be: (1) with respect to the CD Rate, CMT Rate, Commercial Paper Rate, Constant Maturity Swap Rate, Federal Funds (Effective) Rate, Federal Funds (Open) Rate and Prime Rate - the second Business Day immediately preceding the related Interest Reset Date; (2) with respect to the CPI Adjustment Rate - the fifth Business Day preceding the related Interest Reset Date (unless otherwise specified on the face hereof); (3) with respect to the Eleventh District Cost of Funds Rate - the last Business Day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined below); (4) with respect to EURIBOR - the second TARGET Settlement Day (as defined below) preceding the applicable Interest Reset Date; (5) with respect to LIBOR - the second London Banking Day immediately preceding the related Interest Reset Date, unless the applicable LIBOR Currency is (A) pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or (B) Euro, in which case the Interest Determination Date will be the second TARGET Settlement Day preceding the applicable Interest Reset Date; and (6) with respect to the Treasury Rate - the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day which is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. "TARGET Settlement Day" means a day on which the TARGET System is open. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

            (ix) Calculation Dates. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a - Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest - Payment Date or the Maturity Date, as the case may be.

            (x) Maximum or Minimum Interest Rate. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a "Maximum Interest Rate" is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a "Minimum Interest Rate" is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

            (xi) Interest Payments. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets:

INTEREST RESET FREQUENCY                          INTEREST PAYMENT DATES
------------------------              --------------------------------------------
Daily, weekly or monthly              Third Wednesday of each calendar month or on
                                      the third Wednesday of every third
                                      calendar month, beginning in the third
                                      calendar month following the month the
                                      Note was issued, as specified on the face
                                      hereof.

Quarterly                             Third Wednesday of every third calendar
                                      month, beginning in the third calendar
                                      month following the month in which the
                                      Issuance Date occurred.

INTEREST RESET FREQUENCY                          INTEREST PAYMENT DATES
------------------------              --------------------------------------------
Semi-annually                         Third Wednesday of every sixth calendar
                                      month, beginning in the sixth calendar
                                      month following the month in which the
                                      Issuance Date occurred.

Annually Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Issuance Date occurred.

      In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

            (xii) Rounding. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards; provided, that if the Interest Rate Basis is the CPI Adjustment Rate, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).

            (xiii) Interest Factor. Accrued interest is calculated by multiplying the principal amount of this Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. Unless otherwise specified on the face hereof, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under "Additional/Other Terms" applied.

            (xiv) Determination of Interest Rate Basis. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

                  (A) CD Rate Notes. If the Interest Rate Basis is the CD Rate,
            this Note shall be deemed a "CD Rate Note." Unless otherwise specified on the face hereof, "CD Rate" means:

                        (1) the rate on the particular Interest Determination
                  Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

                        (2) if the rate referred to in clause (1) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., The City of New York time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this

                  Note and their affiliates) selected by the Calculation Agent after consultation with the Company for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

                        (4) if the dealers so selected by the Calculation Agent
                  are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

            "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

            "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

                  (B) CMT Rate Notes. If the Interest Rate Basis is the CMT
            Rate, this Note shall be deemed a "CMT Rate Note." Unless otherwise specified on the face hereof, "CMT Rate" means:

                        (1) if CMT Moneyline Telerate Page 7051 is specified on
                  the face hereof:

                              i. the percentage equal to the yield for United
                        States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

                              ii. if the rate referred to in clause (i) does not
                        so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

                              iii. if the rate referred to in clause (ii) does
                        not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

                              iv. if the rate referred to in clause (iii) is not
                        so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                              v. if fewer than five but more than two of the
                        prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                              vi. if fewer than three prices referred to in
                        clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                              vii. if fewer than five but more than two prices
                        referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                              viii. if fewer than three prices referred to in
                        clause (vi) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or

                        (2) if CMT Moneyline Telerate Page 7052 is specified on
                  the face hereof:

                              i. the percentage equal to the one-week or
                        one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

                              ii. if the rate referred to in clause (i) does not
                        so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

                              iii. if the rate referred to in clause (ii) does
                        not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

                              iv. if the rate referred to in clause (iii) is not
                        so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                              v. if fewer than five but more than two of the
                        prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                              vi. if fewer than three prices referred to in
                        clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

                              vii. if fewer than five but more than two prices
                        referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                              viii. if fewer than three prices referred to in
                        clause (vi) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotations for the United States Treasury security with the shorter original remaining term to maturity will be used.

                  (C) Commercial Paper Rate Notes. If the Interest Rate Basis is
            the Commercial

            Paper Rate, this Note shall be deemed a "Commercial Paper Rate Note." Unless otherwise specified on the face hereof, "Commercial Paper Rate" means:

                        (1) the Money Market Yield (as defined below) on the
                  particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper - Nonfinancial"; or

                        (2) if the rate referred to in clause (1) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in
                  H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper - Nonfinancial"; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., The City of New York time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

                        (4) if the dealers so selected by the Calculation Agent
                  are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Money Market Yield" means a yield (expressed as a percentage)
            calculated in accordance with the following formula:

                                        D x 360
                Money Market Yield = ------------- x 100
                                      360-(D x M)

            where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

                  (D) Constant Maturity Swap Rate Notes. If the Interest Rate
            Basis is the Constant Maturity Swap Rate, this Note shall be deemed a "Constant Maturity Swap Rate Note." Unless otherwise specified on the face hereof, "Constant Maturity Swap Rate," or "CMS," means:

                        (1) with respect to each Interest Determination Date,
                  the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on Reuters Page ISDAFIX1, under "USD 11am Fix" on such Interest Determination Date; or

                        (2) if, as of such Interest Determination Date, the
                  above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with the Company will request the principal The City of New York office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., The City of New York time, on such date. If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

                        (3) if at least three, but fewer than five, quotations
                  are provided, CMS will be the arithmetic mean of the quotations obtained; or

                        (4) if fewer than three quotations are provided, CMS
                  will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  (E) CPI Adjustment Rate Notes. If the Interest Rate Basis is
            the CPI Adjustment Rate, this Note shall be deemed a "CPI Adjustment Rate Note." Unless otherwise specified on the face hereof, "CPI Adjustment Rate" means:

                        (1) the percentage obtained by deducting CPI(t)-(12)
                  (defined below) from CPI(t) (defined below), and dividing the result by CPI(t)-(12). "CPI(t)" means the Index Level of the CPI reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers ("CPI") published in the calendar month immediately preceding the applicable Interest Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor ("BLS") as the CPI for the second calendar month preceding the applicable Interest Determination Date. "CPI(t)-(12)" means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPI(t). If the CPI for the second calendar month preceding the applicable Interest Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable Interest Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS.

                        In calculating CPI(t) and CPI(t)-(12) on the applicable
                  Interest Determination Date, the Calculation Agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable Interest Determination Date, even if such Index Level has been adjusted from a prior reported value for the relevant month. However, if a value of CPI(t) or CPI(t)-(12) used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the Notes of this series (an "Initial CPI") is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or

                        (2) if, while Floating Rate Notes bearing interest at
                  the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent; or

                        (3) if, while Floating Rate Notes bearing interest at
                  the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the Calculation Agent as directed by the Company in accordance with general market practice at the time, and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

                  (F) Eleventh District Cost of Funds Rate. If the Interest Rate
            Basis is the Eleventh District Cost of Funds Rate, this Note shall be deemed an "Eleventh District Cost of Funds Rate Note." Unless otherwise specified on the face hereof, "Eleventh District Cost of Funds Rate" means:

                        (1) the rate equal to the monthly weighted average cost
                  of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline

                  Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

                        (2) if the rate referred to in clause (1) does not so
                  appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

                        (3) if the Federal Home Loan Bank of San Francisco fails
                  to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date; provided that if no Eleventh District Cost of Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  (G) EURIBOR Notes. If the Interest Rate Basis is EURIBOR, this
            Note shall be deemed to be a "EURIBOR Note." Unless otherwise specified on the face hereof, "EURIBOR" means:

                        (1) the offered rate for deposits in Euro as sponsored,
                  calculated and published jointly by the European Banking Federation and ACI - The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, as displayed on Moneyline Telerate on page 248, or any successor service or page used for the purpose of displaying this rate ("Telerate Page 248") as of 11:00 A.M., Brussels time, on the particular Interest Determination Date; or

                        (2) if EURIBOR cannot be determined on an Interest
                  Determination Date as described in clause (1) above, then the Calculation Agent will select four (4) major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company. The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. These quotations will be for Euro deposits for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in Euro in the market at the time. If two
                  (2) or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations; or

                        (3) if fewer than two (2) quotations are provided, the
                  Calculation Agent will select three (3) major banks in the Euro-zone interbank market(which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in the Euro-zone to leading Euro-zone banks at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in Euro, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in Euro in the market at the time; or

                        (4) If fewer than three (3) Euro-zone banks selected by
                  the Calculation Agent are quoting rates, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period; provided that if no EURIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  (H) Federal Funds (Effective) Rate Notes. If the Interest Rate
            Basis is the Federal Funds (Effective) Rate, this Note shall be deemed a "Federal Funds (Effective) Rate Note." Unless otherwise specified on the face hereof, "Federal Funds (Effective) Rate" means:

                        (1) the rate on the particular Interest Determination
                  Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

                        (2) if the rate referred to in clause (1) does not so
                  appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., The City of New York time, on that Interest Determination Date; or

                        (4) if the brokers so selected by the Calculation Agent
                  are not quoting as mentioned in clause (3), the Federal Funds (Effective) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Effective) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  (I) Federal Funds (Open) Rate Notes. If the Interest Rate
            Basis is the Federal Funds (Open) Rate, this Note shall be deemed a "Federal Funds (Open) Rate Note." Unless otherwise specified on the face hereof, "Federal Funds (Open) Rate" means:

                        (1) the rate on the particular Interest Determination
                  Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Open)" and displayed on Moneyline Telerate (or any successor service) on page 5 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 5"); or

                        (2) if the rate referred to in clause (1) does not so
                  appear on Moneyline Telerate Page 5 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as reported by Prebon Yamane (or a successor) on Bloomberg that appears on the FEDSPREB Index; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., The City of New York time, on that Interest Determination Date; or

                        (4) if the brokers so selected by the Calculation Agent
                  are not quoting as mentioned in clause (3), the Federal Funds
                  (Open) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Open) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  (J) LIBOR Notes. If the Interest Rate Basis is LIBOR, this
            Note shall be deemed a "LIBOR Note." Unless otherwise specified on the face hereof, "LIBOR" means:

                        (1) if "LIBOR Moneyline Telerate" is specified on the
                  face hereof or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                        (2) if "LIBOR Reuters" is specified on the face hereof,
                  the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

                        (3) if fewer than two offered rates appear, or no rate
                  appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause
                  (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                        (4) if fewer than two offered quotations referred to in
                  clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include the purchasing agent or its affiliates) in that Principal Financial Center selected by the Calculation Agent after consultation with the Company for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

                        (5) if the banks so selected by the Calculation Agent
                  are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "LIBOR Currency" means the currency specified on the face
            hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, U.S. Dollars.

                  "LIBOR Page" means either: (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or (2) if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), or if no such page is specified, on the Moneyline Telerate (or any successor service) page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

                  (K) Prime Rate Notes. If the Interest Rate Basis is the Prime
            Rate, this Note shall be deemed a "Prime Rate Note." Unless otherwise specified on the face hereof, "Prime Rate" means:

                        (1) the rate on the particular Interest Determination
                  Date as published in H.15(519) under the caption "Bank Prime Loan"; or

                        (2) if the rate referred to in clause (1) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M.,

                  The City of New York time, on that Interest Determination Date; or

                        (4) if fewer than four rates referred to in clause (3)
                  are so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) in The City of New York selected by the Calculation Agent after consultation with the Company; or

                        (5) if the banks so selected by the Calculation Agent
                  are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Reuters Screen US PRIME 1 Page" means the display on the
            Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

                  (L) Treasury Rate Notes. If the Interest Rate Basis is the
            Treasury Rate, this Note shall be deemed a "Treasury Rate Note." Unless otherwise specified on the face hereof, "Treasury Rate" means:

                        (1) the rate from the auction held on the Interest
                  Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

                        (2) if the rate referred to in clause (1) is not so
                  published by 3:00 P.M., The City of New York time, on the related

                  Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in
                  H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

                        (3) if the rate referred to in clause (2) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

                        (4) if the rate referred to in clause (3) is not so
                  announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                        (5) if the rate referred to in clause (4) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

                        (6) if the rate referred to in clause (5) is not so
                  published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the purchasing agent or its affiliates) selected by the Calculation Agent after consultation with the Bank, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

                        (7) if the dealers so selected by the Calculation Agent
                  are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

                  "Bond Equivalent Yield" means a yield (expressed as a
            percentage) calculated in accordance with the following formula:

                                                  D x N
                     Bond Equivalent Yield = ------------- x 100
                                               360-(D x M)

                  where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

            (d) Indexed Notes. If this Note is specified on the face hereof as a Note Linked to Securities of One or More Issuers, One or More Currencies, One or More Commodities, Indices, or any Other Instrument(s) or Measure(s) or Baskets of any of the Foregoing, the principal amount payable and/or the amount of interest payable on any Interest Payment Date shall be determined by reference to one or more securities, currencies, commodities, indices or any other instrument or measure, a basket of any of the foregoing or the value of one or more currencies as compared to the value of one or more other currencies, and payment of principal, premium, if any, and interest on this Note shall be made as set forth on the face hereof and/or in accordance with Schedule II, attached hereto.

                  (i) Holders of an indexed Note may receive an amount at
            maturity that is greater than or less than the face amount of such Note, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

                  (ii) This indexed Note may provide either for cash settlement or for physical settlement by delivery of the index property or another similar property. An indexed note may also provide that the form of settlement may be determined at the Company's option or at the Holder's option. If so specified on the face hereof, this indexed Note is exchangeable, at the Company's option or the Holder's option, as specified, for securities of an issuer other than the Company.

                  (iii) No Holder of this indexed Note will, as such, have any rights of a Holder of the index property referenced in this indexed Note or deliverable upon settlement, including any right to receive payment thereunder.

            (e) Discount Notes. If this Note is specified on the face hereof as a "Discount Note":

            (i) Principal and Interest. This Discount has an Issue Price (as specified on the face hereof) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. This Discount Note will bear interest in the same manner as set forth in
      Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the "Discount".

            (ii) Redemption; Repayment; Acceleration. In the event a Discount
      Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date ("Amortized Face Amount"). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. Unless otherwise specified on the face hereof, the constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the Issuance Date to the first Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

      Section 4. Redemption for Tax Reasons. Unless otherwise set forth on the face hereof, the Company will have the option to redeem this Note upon not less than thirty (30) nor more than sixty (60) days' notice on any dates as are specified on the face hereof if:

            (i) the Company is required to issue Definitive Notes and, as a result, the Company is or would be required to pay Additional Amounts with respect to this Note; or

            (ii) the Company determines that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issuance Date, the Company will or would be required to pay Holders Additional Amounts, or the Company would not be entitled to claim a deduction in respect of any payments in computing the Company's taxation liabilities.

            (iii) In each case (i) and (ii) directly above, before the Company gives a notice of redemption pursuant to this Section 4, the Company shall be required to deliver to the Indenture Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Indenture Trustee confirming that the Company is entitled to exercise its right of redemption. The redemption price will be equal to 100% of the principal amount of this Note together with any accrued but unpaid interest, if any, in respect of this Note to the date fixed for redemption or, in the case that this is a Discount Note, such portion of the principal amount of this Discount Note as may be specified by its terms.

      Section 5. Optional Redemption. If an optional redemption right is specified on the face hereof, then on such date or dates as set forth on the face hereof, the Company may redeem this Note, in full or in part as applicable, prior to the Stated Maturity Date of this Note. Such redemption shall be made in whole or, at the Company's option, from time to time in part made in principal amounts equal to the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least the minimum authorized denomination hereof) at the applicable Redemption Price, together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth on the face hereof, the Company must give written notice to the Holders of this Note to be redeemed pursuant to this
Section 5 not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of redemption. The Initial Redemption Percentage, if any, applicable to this of Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. If this Note is redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued. Redemption of Discount Notes is set forth in Section 3(e).

      Section 6. Optional Repayment. If a repayment right is specified on the face hereof, this Note will be subject to repayment at the option of the Holder and the Company will repay this Note, or applicable portion hereof, on the Repayment Date(s), if any, indicated on the face hereof. Such repayments shall be made in whole or in part on such Repayment Date(s) in increments of the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least equal to the minimum authorized denomination applicable hereto), at the Repayment Price (expressed as a percentage of the principal amount of this Note for which repayment is requested) specified on the face hereof (which unless otherwise specified on the face hereof shall be 100%), together with unpaid interest, if any, accrued thereon to the date of repayment. For this Note to be repaid, the Indenture Trustee must receive, at its office, or at such other place or places of which the Company shall from time to time notify the Holders, not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment," attached to this Note, duly completed by the Holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount thereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) by such fifth Business Day. Exercise of such repayment option by the Holder of this Note shall be irrevocable. The repayment of Discount Notes is set forth under Section 3(e).

      Section 7. Sinking Funds and Amortizing Notes. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund. If this Note is specified on the face hereof as an "Amortizing Note", this Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal, premium, if any, and interest will be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto. The Company will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table appearing in, or in accordance with the formula specified in, Schedule I attached to this Note. Payments made hereon will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.

      Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

      Section 9. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 10. Events of Default. If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of, and all other amounts payable on, the Notes of this series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in
Section 3(e) hereof.

      Section 11. Withholding Tax and Payment of Additional Amounts.

      (a) All payments of principal and/or interest in respect of this Note shall be made without withholding or deduction for or on account of Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless such withholding or deduction is required by law. In that event, unless otherwise specified on the face of this Note, the Company will pay such Additional Amounts as will result (after such withholding or deduction) in the receipt by the Holder of this Note of such sums which would have been received (in the absence of such withholding or deduction) from the Company in respect of this Note, except that no such Additional Amounts shall be payable in respect of this Note:

            (i) to, or on behalf of, a Holder (or beneficial owner) of this Note who is liable for any such Taxes in respect of this Note by reason of having some connection with a Taxing Jurisdiction other than the mere holding or ownership of this Note; and/or;

            (ii) to, or on behalf of, a Holder (or beneficial owner) of this Note who, fails to comply with any request by the Bank or the Paying Agent for any information or certification concerning the nationality, residence or identity of the Holder or beneficial owner or any other information or certification required to establish the eligibility of the Holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such Taxes (under then current law, regulation or practice); and/or;

            (iii) presented for payment more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the Holder hereof would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such period of thirty (30) days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment Date); and/or;

            (iv) where such withholding or deduction is imposed on a payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or;

            (v) presented for payment by, or on behalf of, a Holder who would be able to avoid such withholding or deduction by presenting this Note to another Paying Agent.

      (b) Whenever in this Note reference is made to the payment of the principal of, any premium, or any interest, this includes the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

      Section 12. Listing. Unless otherwise specified on the face hereof, this Note will not be listed on any Stock Exchange.

      Section 13. No Recourse Against Certain Persons. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

      Section 14. Miscellaneous.

      (a) This Note is issuable only as a registered Note without coupons in denominations of $750,000 and any integral multiple of $750,000 in excess thereof, unless otherwise provided on the face of this Note.

      (b) Prior to due presentment for registration of transfer of this Note, the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Company or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

      Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT THAT THE AUTHORIZATION AND EXECUTION OF THIS NOTE SHALL BE GOVERNED (IN ADDITION TO THE LAWS OF THE STATE OF NEW YORK RELEVANT TO EXECUTION) BY THE JURISDICTION OF ORGANIZATION OF THE COMPANY.

                                                                         ANNEX A

                            OPTION TO ELECT REPAYMENT

                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                            MEDIUM-TERM NOTES PROGRAM

                              CUSIP NUMBER ________

      To: The Governor and Company of the Bank of Ireland (the "Company")

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         (Please print or typewrite name and address of the undersigned)

      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________.


Dated:  ____________________
                                   __________________________________

                                   NOTICE: The signature on this Option to
                                   Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                   SCHEDULE I

                          AMORTIZATION TABLE OR FORMULA

                                   SCHEDULE II

 TERMS RELATED TO NOTES LINKED TO SECURITIES OF ONE OR MORE ISSUERS, ONE OR MORE
  CURRENCIES, ONE OR MORE COMMODITIES, INDICES, OR ANY OTHER INSTRUMENT(S) OR
                         MEASURE(S) OR BASKETS THEREOF


                                      B-43